UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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ARBITRON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Dear Stockholder:

On behalf of the Board of Directors of Arbitron Inc. (“Arbitron”), I am pleased to invite you to attend the annual meeting of stockholders. The meeting will be held at the Ritz-Carlton New York, Central Park, 50 Central Park South, New York, New York 10019, on Tuesday, May 25, 2010, at 9:00 AM local time.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow include information about the proposals recommended by Arbitron’s Board of Directors to elect eight (8) individuals to serve as directors of Arbitron, to approve an amendment to and restatement of our equity compensation plan, to approve an amendment to our employee stock purchase plan, and to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Arbitron for the fiscal year ending December 31, 2010.

Our Board of Directors believes that a favorable vote for each of these proposals at the annual meeting is in the best interests of Arbitron and its stockholders, and unanimously recommends a vote FOR the proposals. Accordingly, we urge you to review the accompanying materials carefully and to vote your shares promptly.

It is important that your shares be represented at the meeting. I encourage you to vote your shares promptly using Internet or telephone voting, or by following the instructions on the accompanying proxy card to ensure that your vote is counted at the meeting.

We look forward to seeing you at the meeting.

Sincerely,

William T. Kerr
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 25, 2010

Date:	Tuesday, May 25, 2010
Time:	9:00 AM local time
Place:	The Ritz-Carlton New York, Central Park, 50 Central Park South, New York, New York 10019
Purposes:	1. To elect eight (8) members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified.
2. To approve an amendment to and restatement of the Company’s 2008 Equity Compensation Plan to, among other things, increase the authorized number of shares issuable thereunder by 2,200,000.
3. To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares available in that plan by 250,000.
4. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of Arbitron for the fiscal year ending December 31, 2010.

Record Date:	April 1, 2010

The matters listed above are fully discussed in the proxy statement accompanying this notice. A copy of our 2009 Annual Report also accompanies this notice.

Stockholders are entitled to one vote for each share of common stock held of record on the record date listed above. A Notice of Internet Availability of Proxy Materials or the proxy statement and the accompanying proxy card will be first mailed to stockholders on or about April 15, 2010.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the accompanying proxy card. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the accompanying proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement. We appreciate your cooperation.

By Order of the Board of Directors

Timothy T. Smith
Executive Vice President and Chief Legal Officer,
  Legal and Business Affairs, and Secretary

April 15, 2010

ARBITRON INC.
9705 Patuxent Woods Drive
Columbia, Maryland 21046
April 15, 2010

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2010

We will begin mailing our Notice of Internet Availability of Proxy Materials to our stockholders on or about April 15, 2010.

We are furnishing this proxy statement to our stockholders in connection with a solicitation of proxies by our Board of Directors for use at our 2010 annual meeting of stockholders to be held on Tuesday, May 25, 2010, at 9:00 AM local time at the Ritz Carlton New York, Central Park, 50 Central Park South, New York, New York 10019 (the “Annual Meeting”).

Information About the Notice of Internet Availability of Proxy Materials

The Notice of Annual Meeting and proxy statement are available at http://www.arbitron.com/downloads/proxy_2010.pdf, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our 2010 Stockholder Information letter are available at http://www.arbitron.com/downloads/annual_2009.pdf.

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials, including our annual report to stockholders, to each stockholder of record, we may now furnish proxy materials, including our annual report to stockholders, to our stockholders on the Internet. On or about April 15, 2010 we will send electronically a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) to those stockholders who have previously signed up to receive their proxy materials on the Internet. Also on or about April 15, 2010, we will begin mailing the E-Proxy Notice to all other stockholders. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the annual report to stockholders. Instead, the E-Proxy Notice instructs you as to how you may access and review all of the important information contained in the proxy materials, including our annual report to stockholders. If you have previously signed up on the Internet to receive proxy materials and other stockholder communications on the Internet instead of by mail, you will be receiving the E-Proxy Notice electronically as well. The E-Proxy Notice also instructs you as to how you may submit your proxy on the Internet. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials, including our annual report to stockholders, you should follow the instructions for requesting such materials included in the E-Proxy Notice. We may choose to mail written proxy materials, including our annual report to stockholders, to one or more stockholders.

Who Can Vote

If you held any of our common stock at the close of business on April 1, 2010, the record date for the Annual Meeting, you are entitled to receive notice of and to vote at our 2010 Annual Meeting. On that date, there were 26,617,376 shares of common stock outstanding. Our common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders who have not exchanged their Ceridian Corporation common stock certificates for Arbitron Inc. (the “Company”) common stock certificates in connection with the spin-off of Ceridian Corporation by the Company on March 30, 2001, will not be eligible to vote at the Annual Meeting.

Who Can Attend the Annual Meeting

All holders of our common stock at the close of business on April 1, 2010, the record date for the Annual Meeting, or their duly appointed proxies, are authorized to attend the Annual Meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of April 1, 2010, the record date for the Annual Meeting.

Quorum

The presence of a majority of the outstanding shares of our common stock entitled to vote, in person or by proxy, is necessary to constitute a quorum and conduct business at the Annual Meeting. Abstentions and “broker nonvotes” will be considered present at the meeting for purposes of determining a quorum. A broker nonvote occurs when a broker holding common stock for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting Rights

Each share of our common stock that you hold entitles you to one vote on all matters that come before the Annual Meeting. Inspectors of election will count votes cast at the Annual Meeting.

The affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of a director. Therefore, the eight individuals with the highest number of affirmative votes will be elected to the eight directorships. Stockholders who do not wish their shares to be voted for a particular nominee may indicate that in the space provided on the proxy card or by following the telephone or Internet instructions. For purposes of the election of directors, broker nonvotes, abstentions and other shares not voted (whether by broker nonvote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

If you hold your shares through a broker, it is important that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name through a broker and you did not indicate how you wanted your shares voted in the election of directors, your broker was allowed to vote those shares on your behalf in the broker’s discretion. Recent regulatory changes eliminate the ability of your broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of directors, no votes will be cast on your behalf. For more information on this topic, see the SEC Investor Alert issued in February 2010 entitled “New Shareholder Voting Rules for the 2010 Proxy Season” at http://www.sec.gov/investor/alerts/votingrules2010.htm.

The affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposals is necessary to approve the amendment to and restatement of the 2008 Equity Compensation Plan and the amendment to the Employee Stock Purchase Plan. In addition, for the amendment to and restatement of the 2008 Equity Compensation Plan and the amendment to the Employee Stock Purchase Plan to be approved, the New York Stock Exchange listing standards require that (i) the total votes cast must represent over 50% of all of the outstanding shares of common stock entitled to vote and (ii) votes in favor must constitute at least a majority of the votes cast. For purposes of these proposals to approve the amendment to and restatement of the 2008 Equity Compensation Plan and the amendment to the Employee Stock Purchase Plan, abstentions will count as votes cast, but broker nonvotes will not count as votes cast. Therefore, abstentions have the effect of a vote against the proposals, and broker nonvotes could, depending on the number of votes cast, have the effect of a vote against the proposals.

The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is necessary to approve the ratification of the appointment of the Company’s independent registered public accounting firm. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on the ratification of the appointment of the Company’s independent registered public accounting firm.

Voting by Participants in Arbitron Benefit Plans

If you own Arbitron common stock as a participant in one or more of our employee benefit plans, you will receive a single proxy card that covers both the shares credited to your name in your plan account(s) and shares you own that are registered in your name. If any of your plan accounts are not in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies submitted by plan participants in our 401(k) plan will serve as voting instructions to the trustees for the plan whether provided by mail, telephone or the Internet. In the absence of voting instructions from participants in the 401(k) plan, the trustees of the plan will vote the undirected shares in the same proportion as the directed shares.

Granting Your Proxy

You may vote your shares as follows:

•	in person at the Annual Meeting; or

•	by telephone (see the instructions in the E-Proxy Notice); or,

•	by Internet (see the instructions in the E-Proxy Notice); or

•	if you received a printed copy of these proxy materials by mail, by signing, dating and mailing the enclosed proxy card.

If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for, against or abstain with respect to all, some or none of the matters submitted for stockholder approval.

If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a proxy executed in your favor and bring it to the Annual Meeting in order to vote.

Other Business

No other matters are to be presented for action at the Annual Meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named in the enclosed proxy intend to vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their judgment on any matters that may properly come before the meeting.

Confidential Voting

It is our policy that the individual stockholder votes are kept confidential prior to the final tabulation of the vote at our stockholders meeting if the stockholder requests confidential treatment. The only exceptions to this policy involve applicable legal requirements and proxy solicitations in opposition to the Board. Access to proxies and individual stockholder voting records is limited to the independent election inspectors (Broadridge Financial Services, Inc.), who may inform us at any time whether or not a particular stockholder has voted.

Revoking Your Proxy

If you submit a proxy, you can revoke it at any time before it is exercised by giving written notice to our Corporate Secretary prior to the Annual Meeting or by timely delivery of a properly exercised, later-dated proxy (including an Internet or telephone vote). You may also attend the Annual Meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date. Unless the context requires otherwise, in this proxy statement, references to “the Company,” “we,” “us,” “our,” “its” or similar terms are to Arbitron Inc. and its subsidiaries.

ELECTION OF DIRECTORS
(Proposal 1)

Our business is managed under the direction of our Board of Directors (the “Board”), which currently is composed of eight directors. Our bylaws provide for the annual election of directors. The current terms of office of all of our directors expire at the 2010 Annual Meeting. Our Board has renominated each of the eight directors currently serving on the Board to serve as directors for a one-year term until the 2011 annual meeting of stockholders. Each of the nominees has consented to serve if elected.

The Board of Directors recommends a vote FOR and solicits proxies in favor of each of the nominees named below. Proxies cannot be voted for more than eight people. Our Board has no reason to believe that any of the nominees for director will be unable or unavailable to serve. However, if any nominee should for any reason become unable or unavailable to serve, proxies will be voted for another nominee selected by the Board. Alternatively, proxies, at our Board’s discretion, may be voted for a fewer number of nominees as a result of a director’s inability or unavailability to serve. Each person elected will hold office until the 2011 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until earlier resignation or removal.

The following is biographical information concerning the eight nominees for election as directors of Arbitron:

Nominees for Election as Directors

Shellye L. Archambeau, age 47

•	Director of Arbitron since November 2005

•	Chief Executive Officer of MetricStream, Inc. (formerly Zaplet, Inc.), a provider of enterprise software that allows corporations in diverse industries to manage quality processes, regulatory and industry-mandated compliance activities and corporate governance initiatives, since 2002

•	Chief Marketing Officer and Executive Vice President of Sales of Loudcloud, Inc. (now Opsware Inc.), a leader in Internet infrastructure services, from 2001 to 2002

•	Chief Marketing Officer of NorthPoint Communications, from 2000 to 2001

•	Director of the Information Technology Senior Management Forum; director of the Forum of Women Entrepreneurs; and director of Silicon Valley Leadership Group, a nonprofit organization that addresses major public policy issues affecting the economic health and quality of life in Silicon Valley

Ms. Archambeau has leadership experience as a chief executive and as a sales and marketing officer. Ms. Archambeau’s executive experience includes active supervision of individuals engaged in preparing and analyzing complex financial statements, which experience is valuable as a member of our audit committee. Ms. Archambeau’s marketing experience enables her to provide strategic insight for our business.

David W. Devonshire, age 64

•	Director of Arbitron since August 2007

•	Executive Vice President and Chief Financial Officer of Motorola, Inc., a telecommunications company, from March 2002 to March 2007

•	Executive Vice President and Chief Financial Officer of Ingersoll-Rand, a diversified industrial company, from December 1997 to March 2002

•	Senior Vice President and Chief Financial Officer of Owens Corning, a fiberglass manufacturing company, from July 1993 to December 1997

•	Director and member of the audit committee and the executive committee of Roper Industries, Inc., a New York Stock Exchange listed diversified industrial company; director and member of the audit committee and the compensation committee of ArvinMeritor, Inc., a New York Stock Exchange listed supplier of integrated systems, modules and components to the motor vehicle industry; director and member of the audit committee and the compensation committee of Career Education Corporation, a NASDAQ listed educational services company; an advisory board member of L.E.K. Consulting; an advisory board member of CFO Magazine; a trustee of Shedd Aquarium; and an advisory board member of WMG Capital

Mr. Devonshire brings finance, accounting, and financial reporting experience as a public company chief financial officer. Mr. Devonshire currently also serves on the audit committees of several public companies. Mr. Devonshire’s significant financial experience uniquely enables him to provide analysis and insight to our audit committee as well as our finance, strategic planning, accounting, and internal audit functions.

John A. Dimling, age 72

•	Director of Arbitron since January 2010

•	Chairman Emeritus of Nielsen Media Research, Inc. (“Nielsen”), a marketing and media information company, from January 2006 to April 2008

•	Chairman of Nielsen, from January 2002 to January 2006

•	President and Chief Executive Officer of Nielsen, from July 1998 to December 2001

•	President and Chief Operating Officer of Nielsen, from August 1993 to June 1998

•	Chairman, NetRatings, Inc., a marketing and media information company, from May 2002 to June 2007

Mr. Dimling has a deep understanding of the media audience ratings marketplace as well as experience running a leading publicly-traded ratings company. Mr. Dimling’s experience and insight gained as a chief executive of a media audience ratings company is particularly important as we work to develop new services and enhance existing services.

Philip Guarascio, age 68

•	Director of Arbitron since March 2001; Chairman of the Board since May 2009

•	Chairman and Chief Executive Officer of PG Ventures LLC, a marketing consulting firm, since May 2000

•	Vice President, General Manager of General Motors Corporation’s North America Advertising and Corporate Marketing, from July 1994 to May 2000

•	A consultant to William Morris Endeavor Agency, since January 2001

•	A director of Papa John’s International Inc., a NASDAQ-listed company and the third-largest pizza company in America; director of Aerva, a private digital to text company; director of AdSpace Networks, Inc., a private Internet company that provides advertising space for a variety of advertising venues

•	Formerly a director of AVP, Inc., a lifestyle sports entertainment company focused on the production, marketing, and distribution of professional beach volleyball events worldwide

Mr. Guarascio has extensive experience in the advertising and marketing industries, including as a senior executive with General Motors Corporation. Mr. Guarascio’s advertising, marketing, and strategic expertise allow him to provide valuable insight on matters important to our customers and other users of our services as well as strategic plans relating to our business.

William T. Kerr, age 68

•	Director of Arbitron since May 2007

•	President and Chief Executive Officer of Arbitron since January 2010

•	Chairman of the Board of Directors of Meredith Corporation, a New York Stock Exchange listed diversified media company that publishes magazines and special interest publications and also owns and operates local television stations, from July 2006 to February 2010, and a member of the Meredith Corporation Board of Directors from 1994 to March 2010

•	Chairman and Chief Executive Officer of Meredith Corporation from January 1996 until June 2006

•	President and Chief Operating Officer of Meredith Corporation, from 1994 to 1996, President, Magazine Group and Executive Vice President of Meredith, from 1991 to 1994

•	President, Magazine Group and Vice President of the New York Times Company, a media company, from 1984 to 1991

•	A member of the Boards of Directors of The Interpublic Group of Companies, Inc., a New York Stock Exchange listed marketing communications and marketing services company, since November 2006; Whirlpool Corporation, a New York Stock Exchange listed appliance manufacturer, since June 2006; The Principal Financial Group, Inc., a New York Stock Exchange listed financial services company from 2001 to February 2010; and a member of the Board of Penton Media, Inc., a private firm

Having served as the chairman, president and chief executive officer of Meredith Corporation, Mr. Kerr has a wealth of executive management experience leading a publicly-traded media company. Mr. Kerr also has extensive experience serving as a director of the boards of large public companies. His executive leadership experience, his experience as a director, as well as his familiarity with our Company makes him particularly well-suited to be a member of the Board of Directors.

Larry E. Kittelberger, age 61

•	Director of Arbitron since March 2001

•	Senior Vice President, Technology and Operations of Honeywell International, Inc., a New York Stock Exchange listed diversified technology and manufacturing company, from September 2006 to April 2010

•	Senior Vice President, Administration, and Chief Information Officer of Honeywell International, Inc., from August 2001 to September 2006

•	Senior Vice President and Chief Information Officer of Lucent Technologies Inc., a systems, services and software company, from December 1999 to August 2001

•	Senior Vice President and Chief Information Officer of Allied Signal, Inc., an advanced technology and manufacturing firm, from 1995 to December 1999

•	Until its acquisition by affiliates of Texas Pacific Group on December 19, 2006, a director of Aleris International, Inc. (formerly Commonwealth Industries, Inc.), a publicly-traded recycler of aluminum and zinc and manufacturer of aluminum sheet

Mr. Kittelberger has a history of demonstrated leadership as a senior executive of technology and manufacturing companies. His significant experience with technology companies is particularly valuable for us as he can provide strategic input on developing, enhancing, and exploiting our technologies.

Luis G. Nogales, age 66

•	Director of Arbitron since March 2001

•	Managing Partner, Nogales Investors LLC, a private equity investment firm, since 1989

•	Chairman and Chief Executive Officer of Embarcadero Media, Inc., a private company that owned and operated radio stations throughout California and Oregon, from 1992 to 1997

•	A director of KB Home, a New York Stock exchange listed company that is one of America’s largest homebuilders; a director and member of the audit committee of Edison International, a New York Stock Exchange listed international electric power generator, distributor and structured finance provider and a director and member of the audit committee of Southern California Edison, a subsidiary of Edison International

Mr. Nogales has an extensive background in the media and broadcasting sector. Mr. Nogales provides a unique perspective as a private equity investor who intimately understands the concerns of stockholders as well as from his experience as a director of other public companies.

Richard A. Post, age 51

•	Director of Arbitron since March 2001

•	Since April 2006 a private investor, Managing Member of PL Management LLC since October 2008

•	President and Chief Executive Officer of Autobytel Inc., a NASDAQ listed Internet automotive marketing services company, from April 2005 to March 2006

•	Private investor, from January 2003 to April 2005

•	Managing Partner of LoneTree Capital Partners, a venture capital firm, from July 2000 to December 2002

•	Executive Vice President and Chief Financial Officer of MediaOne Group, Inc., a broadband and wireless communications company, and President of MediaOne Capital Corp., a subsidiary of MediaOne Group, Inc., from June 1998 to July 2000

•	Chief Financial Officer of U S WEST Media, a communications company, from December 1996 to June 1998

•	President, Corporate Development of U S WEST, Inc., from June 1996 to December 1996

•	Vice President, Corporate Development of U S WEST Media, from January 1996 to June 1996

•	President, U S WEST Capital Assets, from July 1993 to June 1998

•	A director of Autobytel Inc., from 1999 to June 2006

Mr. Post has extensive experience in the finance and corporate development areas, including as a chief financial officer as well as a chief executive officer of a publicly-traded company. This experience allows Mr. Post to provide guidance and counsel in his role as chairman of our audit committee and in our strategic planning activities.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.

Independence of Directors

Under the listing standards of the New York Stock Exchange, and pursuant to our corporate governance policies and guidelines, we are required to have a majority of “independent” directors and a nominating/corporate governance committee, compensation committee and audit committee, each composed solely of independent directors. In determining director independence, the Board broadly considers all relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers these issues not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director is free of any relationship with Arbitron or its management that may impair the director’s ability to make independent judgments.

The Board of Directors has evaluated the status of each director and affirmatively determined that Ms. Archambeau and Messrs. Guarascio, Devonshire, Dimling, Kittelberger, Nogales, and Post are independent. Mr. Kerr is not independent because he is an employee of the Company. In addition, although Mr. Devonshire serves on the audit committee of more than three publicly-traded companies, the Board of Directors determined that such simultaneous service does not impair his ability to serve on our Audit Committee. Each current member of our Compensation and Human Resources Committee, our Nominating and Corporate Governance Committee, and our Audit Committee is independent.

Corporate Governance Policies and Guidelines and Codes of Ethics

Corporate Governance Policies and Guidelines.  We have adopted corporate governance policies and guidelines, which serve as principles for the conduct of the Board of Directors. Our corporate governance policies and guidelines, which meet the requirements of the New York Stock Exchange listing standards, address a number of topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the Board committees, director access to management and independent advisers, director compensation, management succession and evaluations of the performance of the Board.

Codes of Ethics.  We have adopted a Code of Ethics and Conduct, which applies to all of our employees, officers and directors, and meets the requirements for such code as set forth in the New York Stock Exchange listing standards. We have also adopted a Code of Ethics for the Chief Executive Officer and Financial Managers, which applies to our Chief Executive Officer, Chief Financial Officer and all managers in our financial organization, and meets the requirements of a “code of ethics” as defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Where You Can Find These Documents.  Our corporate governance policies and guidelines, Code of Ethics and Conduct and Code of Ethics for the Chief Executive Officer and Financial Managers are available on our Web site at www.arbitron.com, and are also available in print to any stockholder who sends a written request to the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046.

Board Leadership Structure

We separate the roles of CEO and Chairman of the Board in order to mitigate potential conflicts of interest, promote oversight of risk, manage the relationship between the Board and the CEO, and promote independence. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings, and presides over meetings of the full Board and the executive sessions of nonmanagement directors described below.

Executive Sessions of Nonmanagement Directors

Consistent with the New York Stock Exchange listing standards, our corporate governance policies and guidelines provide that, in order to promote open discussion among nonmanagement directors, the Board will devote a portion of each regularly scheduled Board meeting to executive sessions without management participation. Our corporate governance policies and guidelines provide that if the group of nonmanagement directors includes directors who are not independent, as defined in the New York Stock Exchange listing standards, it is the Company’s policy that at least one such executive session convened per year shall include only independent directors.

Communicating with the Board of Directors

Interested third parties may communicate with the Board of Directors by e-mailing correspondence directly to our Chair of the Board of Directors at nonmanagementdirectors@arbitron.com. Our Chair will decide what action should be taken with respect to any such communication, including whether such communication will be reported to the Board of Directors.

Meetings of the Board of Directors

The Board of Directors held 11 meetings in 2009, including meetings by telephone conference, and acted by unanimous written consent two times in 2009. Each director attended at least 75% of the meetings of the Board of Directors and applicable committees on which they served during the period that they served on the Board of Directors or such committees. In addition, pursuant to our corporate governance policies and guidelines, directors are expected to attend the annual meetings of stockholders. Last year, all of our then current directors attended the annual meeting of stockholders.

Committees of the Board of Directors

The Board of Directors maintains the following six standing committees:

Executive
Audit
Compensation and Human Resources
Nominating and Corporate Governance
Technology Strategy
Growth Strategy

Membership on the Audit Committee, the Compensation and Human Resources Committee, and the Nominating and Corporate Governance Committee is limited to directors who are independent, as defined in the New York Stock Exchange listing standards, and as affirmatively determined by our Board of Directors.

Executive Committee

The following directors currently serve on the Executive Committee:

Philip Guarascio, Chair
William T. Kerr
Richard A. Post

Mr. Kerr joined the Executive Committee in January 2010. The Executive Committee acts on matters that arise between Board meetings and require immediate action. All actions taken by this committee are reported to, and ratified by, the Board of Directors at its next regularly scheduled meeting. The Executive Committee met once during 2009.

Audit Committee

The following directors currently serve on the Audit Committee:

Richard A. Post, Chair
Shellye L. Archambeau
David W. Devonshire

As required by the charter of the Audit Committee, our corporate governance guidelines, and the New York Stock Exchange listing standards, all members of the Audit Committee qualify as independent directors within the meaning of the New York Stock Exchange listing standards and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are financially literate within the meaning of the New York Stock Exchange listing standards, and meet the experience and financial expertise requirements of the New York Stock Exchange listing standards. The Board of Directors has determined that Mr. Post is an “audit committee financial expert” as defined by the rules and regulations of the SEC. The principal purposes of the Audit Committee are to:

•	possess sole authority regarding the selection, compensation and retention of Arbitron’s registered independent public accounting firm;

•	assist the Board of Directors in the oversight of:

•	the integrity of Arbitron’s financial statements;

•	Arbitron’s compliance with legal and regulatory requirements; and

•	the qualification and independence of Arbitron’s registered independent public accounting firm;

•	oversee the performance of Arbitron’s internal audit function and registered independent public accounting firm; and

•	prepare an audit committee report as required by the Securities and Exchange Commission to be included in the annual proxy statement.

The Audit Committee operates under a written Charter adopted by the Board of Directors. The Charter, however, does not make the Audit Committee responsible to plan or conduct audits or to determine that the Company’s financial statements and disclosures are presented fairly in all material respects in accordance with generally accepted accounting principles. These are the responsibility of management and the independent registered public accounting firm. A copy of the amended and restated written charter for the Audit Committee is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain such a print copy by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Audit Committee held 15 meetings in 2009, including meetings by telephone conference.

Compensation and Human Resources Committee

The following directors currently serve on the Compensation and Human Resources Committee:

Larry E. Kittelberger, Chair
Philip Guarascio
Luis G. Nogales

Each member of the Compensation and Human Resources Committee qualifies as an independent director under the New York Stock Exchange listing standards. The principal responsibilities of the Compensation and Human Resources Committee are to:

•	review and approve Arbitron’s corporate goals and objectives with respect to the compensation of the Board, Chief Executive Officer, and executive officers other than the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the appropriate level and structure of the Chief Executive Officer’s compensation based on this evaluation;

•	determine and approve non-CEO executive compensation and incentive and equity-based compensation plans;

•	produce a compensation committee report for inclusion in the Company’s annual meeting proxy statement as required by the Securities and Exchange Commission;

•	review and approve for inclusion in the Company’s annual meeting proxy statement or Annual Report on Form 10-K, as the case may be, the “Compensation Discussion and Analysis” section relating to executive compensation as required by the Securities and Exchange Commission;

•	review and approve non-employee director compensation; and

•	assist the Board in management development and succession planning.

The committee has retained the firm of Frederic W. Cook & Co., Inc. as its compensation consultant to assist in the continual development and evaluation of compensation policies and the Compensation and Human Resources Committee’s determinations of compensation awards. The role of Frederic W. Cook & Co., Inc. is to provide independent, third-party advice and expertise on executive and non-employee director compensation issues, as described in the “Compensation Discussion and Analysis” section below. Frederic W. Cook & Co., Inc. maintains no other direct or indirect relationship with the Company.

During 2009, the committee delegated authority to the CEO under the Company’s 2008 Equity Compensation Plan and 2001 Broad Based Incentive Plan to make incentive awards to non-executive employees of the Company in an aggregate amount not to exceed $2,500,000.

The Board of Directors has adopted an amended and restated written charter for the Compensation and Human Resources Committee, a copy of which is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain such a print copy by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Compensation and Human Resources Committee held eight meetings in 2009, including meetings by telephone conference, and acted by unanimous written consent three times in 2009.

Nominating and Corporate Governance Committee

The following directors currently serve on the Nominating and Corporate Governance Committee:

Philip Guarascio, Chair
Luis G. Nogales
Richard A. Post

Each member of the Nominating and Corporate Governance Committee qualifies as an “independent” director under the New York Stock Exchange listing standards. The principal purposes of the Nominating and Corporate Governance Committee are to:

•	identify, in accordance with policies and procedures adopted by the Nominating and Corporate Governance Committee from time to time, individuals who are qualified to serve as directors;

•	recommend such individuals to the Board of Directors, either to fill vacancies that occur on the Board of Directors from time to time or in connection with the selection of director nominees for each annual meeting of stockholders;

•	develop, recommend, implement and monitor a set of corporate governance guidelines, a code of business conduct and ethics, and a code of ethics for senior financial officers adopted by the Board of Directors;

•	oversee the evaluation of the Board of Directors and management; and

•	ensure that Arbitron is in compliance with all New York Stock Exchange listing requirements.

The Nominating and Corporate Governance Committee has approved, and the Board of Directors has adopted, policies and procedures to be used for considering potential director candidates to continue to ensure that our Board of Directors consists of a diversified group of qualified individuals who function effectively as a group. These policies and procedures provide that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess: (1) strength of character; (2) an ability to exercise independent thought, practical wisdom and mature judgment; (3) an ability to make independent analytical inquiries; (4) a willingness and ability to devote adequate time and resources to diligently perform Board of Director duties; and (5) a reputation, both personal and professional, consistent with the image and reputation of Arbitron.

In addition to the aforementioned minimum qualifications, the Nominating and Corporate Governance Committee also believes that there are other factors that, while not prerequisites for nomination, should be taken into account when considering whether to recommend a particular person. These factors include: (1) whether the person possesses specific media and marketing expertise and familiarity with general issues affecting Arbitron’s business; (2) whether the person’s nomination and election would enable the Board of Directors to have a member that qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission; (3) whether the person would qualify as an “independent” director under the New York Stock Exchange listing standards and the Company’s corporate governance policies and guidelines; (4) the importance of continuity of the existing composition of the Board of Directors; and (5) the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Nominating and Corporate Governance Committee annually reviews and assesses the adequacy of the Company’s policy regarding qualification and nomination of director candidates.

Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Nominating and Corporate Governance Committee retains a third-party executive search firm to identify and review candidates upon request of the Nominating and Corporate Governance Committee from time to time.

The Nominating and Corporate Governance Committee seeks to identify director candidates based on input provided by a number of sources, including (i) Nominating and Corporate Governance Committee members, (ii) other directors of the Company, and (iii) stockholders of the Company. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisers or search firms to assist in the identification of qualified director candidates.

As part of the identification process, the Nominating and Corporate Governance Committee takes into account the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if renominated. Once a director candidate has been identified, the Nominating and Corporate Governance Committee then evaluates this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for renomination will be reevaluated as part of the Nominating and Corporate Governance Committee’s process of recommending director candidates.

The Nominating and Corporate Governance Committee considers candidates recommended by stockholders in the same manner as all other director candidates. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws. These notice provisions require that recommendations for directors must be received not less than 90 days nor more than 120 days prior to the date of the annual meeting of stockholders for the preceding year. The notice must follow the guidelines set forth in this proxy statement under the heading, “— Other Matters — Director Nominations.”

After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee recommends to the Board of Directors the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board of Directors then selects director nominees for stockholders to consider and vote upon at the stockholders’ meeting.

The Board of Directors has adopted an amended and restated written charter for the Nominating and Corporate Governance Committee, a copy of which is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain a copy in print by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Nominating and Corporate Governance Committee held four meetings in 2009, including meetings by telephone conference.

Technology Strategy Committee

The following directors serve on the Technology Strategy Committee:

Larry E. Kittelberger, Chair
Shellye L. Archambeau
David W. Devonshire
William T. Kerr

The principal purposes of the Technology Strategy Committee are to:

•	review risks, opportunities and priorities as they pertain to Arbitron’s existing technology and strategies for the future;

•	assess the Company’s capabilities to execute against its agreed priorities; and

•	make recommendations, as appropriate, to the Chief Executive Officer and the Board of Directors.

The Technology Strategy Committee held four meetings in 2009.

Growth Strategy Committee

The following directors serve on the Growth Strategy Committee:

Richard A. Post, Chair
John A. Dimling
William T. Kerr

The principal purposes of the Growth Strategy Committee are to assist the Board and the Company’s management by providing strategic direction regarding business development and expansion opportunities, and such other matters as are consistent with the Committee’s purpose.

The Growth Strategy Committee was formed in March 2010.

The Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of risk material to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. The Board discusses risks related to the Company’s business strategy at the strategic planning meetings and at other meetings as appropriate.

The Audit Committee considers risk issues associated with our overall financial reporting and disclosure process and legal compliance, as well as reviewing the Company’s financial risk exposures and the steps management has taken to monitor, control, and report such exposures. The Audit Committee reviews with management the Company’s guidelines and policies to govern the process by which risk assessment and risk management are undertaken as well as to monitor and control the Company’s exposure to risk. In addition to its regularly scheduled meetings, the Audit Committee meets with the independent registered public accounting firm in executive sessions at least quarterly.

In consideration of risk associated with executive compensation, the Compensation & Human Resources Committee has designed the Company’s executive compensation programs with the goal of striking a reasonable balance between annual and long-term performance, with a significant portion of compensation being delivered in the form of long-term equity incentives. The Compensation & Human Resources Committee has the ability to modify annual cash incentives earned by the executives based on the quality of earnings, individual performance and other factors that are appropriate influences on compensation. Additionally, some of the equity grants contain clawback provisions, which we believe discourage inappropriate risk-taking.

2009 Director Compensation

The table below provides information concerning the compensation of the directors for our most recently completed fiscal year. Except as noted below, all of our directors are paid at the same rate. The differences among directors in the table below are a function of additional compensation for chairing a committee, varying numbers of meetings attended and corresponding payments of meeting fees, and the form in which each director elects to receive retainer fees.

Each director who is not also an employee of Arbitron or its subsidiaries is entitled to receive an annual board retainer fee of $30,000, which is paid in quarterly installments. Since April 2009, our Non-Executive Chairman receives a supplemental annual cash retainer of $85,000. The non-employee chair of the Audit Committee is entitled to receive a supplemental annual cash retainer of $20,000; non-employee chairs of the Compensation and Human Resources Committee, the Nominating and Corporate Governance Committee, and the Technology Strategy Committee have been entitled to receive a supplemental annual cash retainer of $10,000. For each Board meeting attended, in person or by telephone, participating non-employee directors are entitled to receive $1,500. For each committee meeting attended in person, participating non-employee directors are entitled to receive $1,500 and for each committee meeting attended by telephone, participating non-employee directors are entitled to receive $750.

Effective January 1, 2010, the non-employee chair of the Technology Strategy Committee is entitled to receive a supplemental annual cash retainer of $20,000. Additionally, in connection with the formation of the Growth Strategy Committee on March 31, 2010, the non-employee chair received a one-time grant of 15,000 stock options, which vest one year from the date of grant. The non-employee directors on the Growth Strategy Committee are compensated for attending meetings consistent with that for the other committees.

Since 2008, each newly elected non-employee director has received a one-time grant of 4,500 deferred stock units (“DSUs”), which DSUs will vest in three equal installments of 1,500 DSUs over a three-year period and are payable following the director’s termination of service as a director of the Company. Beginning the year after initial election to the Board of Directors, each continuing non-employee director has received an annual grant of $100,000 worth of stock options based on a Black-Scholes valuation calculated using the closing price of the Company’s common stock on the grant date. The exercise price per share of each option granted has been equal to 100% of the fair market value of the underlying Company common stock on the date the option is granted, which is equal to the closing price of the Company’s common stock on such date. These options become fully vested on the date of grant and exercisable in full six months after the date of grant and expire 10 years from the date of grant.

While we previously made annual grants of stock options to continuing non-employee directors, effective January 1, 2010 and beginning the year after initial election to the Board of Directors, each continuing non-employee director will receive an annual grant of $100,000 worth of DSUs, which DSUs will vest in three equal installments over a three-year period and will be payable no sooner than six months following the director’s termination of service as a director of the Company.

The Company previously adopted a Non-employee Director Incentive Program, which permitted non-employee directors to receive, at their discretion, either options or DSUs in lieu of their annual cash retainers and meeting fees. A director who elected to receive options received a number of options based on a calculation approved by the Compensation and Human Resources Committee. The formula for determining the number of option shares was to divide the cash fees earned in the quarter by the closing price of Arbitron common stock on the date of the grant, which was the last trading day of the quarter. This amount was then multiplied by four to arrive at the number of option shares granted. Beginning in 2010, non-employee directors are no longer permitted to elect options in lieu of their annual cash retainers and meeting fees.

A director who elects to receive DSUs receives a number of units based on a calculation approved by the Compensation and Human Resources Committee. During 2009 the formula for determining the number of

DSUs had been to multiply the cash fees earned in the quarter by 120% and divide the result by the closing price of Arbitron common stock on the date of the grant, which was the last trading day of the quarter. Beginning in 2010, the formula for determining the number of DSUs is to divide 100% of the cash fees earned in the quarter by the closing price of Arbitron common stock on the date of the grant, which is the last trading day of the quarter.

DSUs granted to our directors convert to shares of our common stock after termination from the Board of Directors, based upon a schedule elected by the directors prior to the end of the year in which the compensation is earned. In the event that a director elects to receive DSUs, the director will receive dividend equivalent rights on such DSUs to the extent dividends are issued on our common stock. Dividend equivalents are deemed reinvested in additional DSUs (or fractions thereof). The amounts set forth in the table below for each director in the column “Fees Earned or Paid in Cash” represent the cash payment of annual retainers and fees or, if the director elected to receive equity-based compensation in lieu of all or a portion of such retainers and fees, the amount of cash the director would have received if the director had not elected to receive such equity-based compensation. If the director elected to receive equity-based compensation in lieu of annual cash retainers and fees, we report in the column “Stock Awards,” as applicable, the grant date fair value of the aggregate incremental value of equity-based compensation received in lieu of annual cash retainers and fees in excess of the cash such director would have received if the director had not elected to receive equity-based compensation. We report in the column “Option Awards,” the grant date fair value of the May 2009 annual director grant.

It is also the philosophy of the Company that directors should have a meaningful equity ownership in the Company. In 2004, the Board established ownership guidelines covering directors. The Board reviewed and revised the guidelines during 2009. The guidelines are for each director to own shares with a value of four times the annual board retainer. These guidelines are expected to be achieved over five years and include all owned shares, as well as DSUs credited to the directors, but outstanding and unexercised stock options are not counted. As of April 1, 2010, all applicable directors met the stock ownership guidelines.

Messrs. Morris and Skarzynski were employees of Arbitron and were not separately compensated for their service as a director.

2009 Director Compensation

	Fees Earned or
	Paid in		Option	All Other
	Cash	Stock Awards	Awards	Compensation	Total
Name	($)(1)	($)(2)(3)	($)(4)(5)	($)(6)	($)

Shellye L. Archambeau	66,000	6,003	99,965	758	172,726
David W. Devonshire	66,750	0	99,965	0	166,715
Philip Guarascio	123,333	0	99,965	1,993	225,291
William T. Kerr	75,250	7,516	99,965	1,082	183,813
Larry E. Kittelberger	70,000	10,992	99,965	5,094	186,051
Luis G. Nogales	71,167	10,198	99,965	2,336	183,666
Richard A. Post	89,000	9,993	99,965	2,369	201,327

(1)	We report in this column the cash value of board retainer fees, committee chair fees, and board and committee meeting fees earned by each director in 2009. Pursuant to the terms of our Non-employee Director Incentive Program described above, during 2009 each director could elect to receive either stock options or DSUs, or a combination, in lieu of annual cash retainers and fees. If a director elected to receive equity-based compensation in lieu of annual cash retainers and fees, the aggregate incremental value of such equity-based compensation in excess of the cash such director would have received is reported in the Stock Awards or Option Awards columns of this table, as applicable. Directors made elections for 2009 compensation prior to the end of 2008. For 2009, Ms. Archambeau elected to receive 1,984 DSUs with an aggregate fair market value of $36,003 and $36,000 in cash for board and committee meeting fees.

Mr. Devonshire and Mr. Guarascio received all retainers and fees in cash. Mr. Kerr elected to receive 992 DSUs with an aggregate fair market value of $18,001 in lieu of board retainer fees, 330 DSUs with an aggregate fair market value of $5,998 in lieu of committee chair fees, $15,000 cash for board retainer, 1,148 DSUs with an aggregate fair market value of $21,152 in lieu of board and committee meeting fees and $17,625 in cash for board and committee meeting fees. Mr. Kittelberger elected to receive 1,984 DSUs with an aggregate fair market value of $36,003 in lieu of board retainer fees, 663 DSUs with an aggregate fair market value of $12,037 in lieu of committee chair fees, 997 DSUs with an aggregate fair market value of $17,952 in lieu of board and committee meeting fees, and $15,000 in cash for board and committee meeting fees. Mr. Nogales elected to receive 992 DSUs with an aggregate fair market value of $18,001 in lieu of board retainer fees, $15,000 in cash for board retainer, 2,089 DSUs with an aggregate fair market value of $36,908 in lieu of board and committee meeting fees, 407 DSUs with an aggregate fair market value of $6,247 in lieu of Lead Independent Director fees, and $5,208 in cash for Lead Independent Director fees. Mr. Post elected to receive 1,984 DSUs with an aggregate fair market value of $36,003 in lieu of board retainer fees, 1,322 DSUs with an aggregate fair market value of $23,991 in lieu of committee retainer fees and $39,000 in cash for board and committee meeting fees.

(2)	Pursuant to the terms of our Non-employee Director Incentive Program, directors may elect to receive DSUs in lieu of annual cash board retainer fees, committee chair fees, and board and committee meeting fees. We report in this column the dollar amount recognized for financial statement reporting purposes with respect to 2009 based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the aggregate incremental value of (A) DSUs received by directors in lieu of annual cash retainers and fees in excess of (B) the cash such director would have received if the director had not elected to receive DSUs.

(3)	As of December 31, 2009, the aggregate number of DSUs (including dividend equivalents) held by each person who served as a director during 2009 was as follows: Ms. Archambeau — 3,065, Mr. Devonshire — 0, Mr. Guarascio — 5,047, Mr. Kerr — 4,187, Mr. Kittelberger — 14,988, Mr. Nogales — 7,745, and Mr. Post — 7,906. We provide complete beneficial ownership information of Arbitron stock for each of our directors in this proxy statement under the heading, “— Stock Ownership Information — Stock Ownership of Arbitron’s Directors and Executive Officers.”

(4)	Please refer to note 15 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for a discussion of the assumptions related to the calculation of such value. On May 27, 2009, each continuing director received an annual grant of options to purchase 15,719 shares of our common stock. These options have an exercise price equal to $20.52 per share, are fully vested on the date of grant, and become exercisable six months after the date of grant. Pursuant to the terms of our Non-employee Director Incentive Program, during 2009 directors could elect to receive stock options in lieu of annual cash board retainer fees, committee chair fees, and board and committee meeting fees.

(5)	As of December 31, 2009, the aggregate number of unexercised options (vested and unvested) held by each person who served as a director during 2009 was as follows: Ms. Archambeau — 55,756, Mr. Devonshire — 38,324, Mr. Guarascio — 81,710, Mr. Kerr — 38,324, Mr. Kittelberger — 91,690, Mr. Nogales — 97,215, and Mr. Post — 109,792. We provide complete beneficial ownership information of Arbitron stock for each of our directors in this proxy statement under the heading, “— Stock Ownership Information — Stock Ownership of Arbitron’s Directors and Executive Officers.”

(6)	Amounts reported in this column represent dividend equivalent units received in respect of DSUs held by each person who served as a director during 2009. In 2009, Ms. Archambeau received approximately 40 dividend equivalent units, Mr. Guarascio received approximately 113 dividend equivalent units, Mr. Kerr received approximately 58 dividend equivalent units, Mr. Kittelberger received approximately 284 dividend equivalent units, Mr. Nogales received approximately 128 dividend equivalent units, and Mr. Post received approximately 130 dividend equivalent units.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

Information concerning the persons who currently serve as our executive officers is provided below. Each of the named persons has been elected to the office indicated opposite the person’s name. The executive officers serve at the discretion of the Board of Directors. Officers generally are elected at the annual meeting of directors held immediately following the annual meeting of stockholders. The Board of Directors may elect additional executive officers from time to time.

William T. Kerr, age 68, President and Chief Executive Officer since January 2010

•	Director of Arbitron since May 2007

•	Chairman of the Board of Directors of Meredith Corporation, a New York Stock Exchange listed diversified media company that publishes magazines and special interest publications and also owns and operates local television stations, from July 2006 to February 2010, and a member of the Meredith Corporation Board of Directors from 1994 to February 2010

•	Chairman and Chief Executive Officer of Meredith Corporation from January 1996 until June 2006

Sean R. Creamer, age 45, Executive Vice President of Finance and Planning and Chief Financial Officer since November 2005

•	Senior Vice President and Chief Financial Officer of Laureate Education, Inc. (formerly Sylvan Learning Systems, Inc.), a then NASDAQ listed company focused on providing higher education through a global network of accredited campus-based and online universities, from April 2001 to September 2005

Timothy T. Smith, age 46, Executive Vice President and Chief Legal Officer, Legal and Business Affairs and Secretary since August 2006

•	Senior Vice President, General Counsel and Corporate Secretary of Manugistics, Inc., a NASDAQ listed software company, from January 2000 to July 2006

Alton L. Adams, age 52, Executive Vice President, Chief Marketing Officer since March 2009

•	Managing Partner, Marketing Transformation, Accenture Ltd., a New York Stock Exchange listed management consulting, technology services, and outsourcing company, from June 2003 to March 2009

•	President, Experian Database Solutions, Experian plc, an information services company, from May 2001 to June 2003

•	President and Chief Executive Officer, Mindbranch, Inc., May 2000 to September 2001

Robert F. Henrick, Ph.D, age 54, Executive Vice President, Customer Solutions since March 2009

•	Program Manager, Johns Hopkins University Applied Physics Laboratory, overseeing National Security Intelligence, Surveillance and Reconnaissance, and Command, Control and Communication applications from February 2003 to March 2009

•	Vice President, Product Management and Marketing, Xebeo Communications, a privately held company, from February 2002 to February 2003

•	Senior Partner, Ogilvy & Mather, an international advertising, marketing, and public relations agency from 2000 to 2001

Scott Henry, age 48, Executive Vice President and Chief Information Officer since February 2005

•	Regional Vice President of Delivery Operations of E5 Systems, a privately held IT services company, from July 2003 to January 2005

•	Chief Customer Officer of Vitria Technology, Inc., a NASDAQ listed provider of business process integration solutions, from October 2001 to April 2003

Steven M. Smith, 49, Executive Vice President, Service Operations, since August 2008

•	Senior Pilot/Pilot Instructor for Executive Express Aviation, a privately held company, from January 2007 to August 2008

•	Chief Operating Officer for Flexi-Mat Corp., a privately held producer, importer and marketer of pet beds, from June 2006 to January 2007

•	Executive Vice President, North American Operations for Information Resources, Inc., a privately held provider of market information solutions and services, from April 2002 to June 2006

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we discuss certain aspects of our compensation program as it pertains to our principal executive officer (“CEO”), our principal financial officer (“CFO”) and our three other most highly compensated executive officers in 2009. Because two persons served as CEO during 2009, we refer to these six persons throughout this proxy statement as the named executive officers or “NEOs.” Our discussion focuses on compensation and practices relating to 2009, our most recently completed fiscal year.

Our named executive officers for 2009 were: Stephen B. Morris, our former President and CEO; Michael P. Skarzysnki, our former President and CEO; Sean R. Creamer, our Executive Vice President, Finance and Planning and Chief Financial Officer; Alton L. Adams, our Executive Vice President, Chief Marketing Officer; Timothy T. Smith, our Executive Vice President, Chief Legal Officer, Legal and Business Affairs and Secretary; and Robert F. Henrick, our Executive Vice President, Customer Solutions. On January 12, 2009, Mr. Morris resigned as President and CEO, and Mr. Skarzynski was appointed President and CEO. On January 11, 2010, Mr. Skarzynski resigned as President and CEO.

We believe that the performance of the NEOs and other executive officers has the potential to impact both our short- and long-term profitability. Therefore, our Compensation and Human Resources Committee (referred to as the “Committee” in the remainder of this section) and management place considerable importance on the design and administration of our executive compensation program.

Objectives

Our executive compensation program is designed to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive in the various labor markets and industries where we compete for talent. We provide incentives to advance the interests of our stockholders and deliver levels of compensation that are commensurate with performance. Overall, we design our executive compensation program to:

•	support our corporate strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	recruit and retain the best-qualified executive talent; and

•	create a strong performance alignment with the interests of stockholders, while mitigating the incentive for excessive risk taking.

These objectives are designed to support and promote our key strategic business objectives of growing our radio audience measurement business and expanding our information services to a broader range of media, including broadcast television, cable, out-of-home media, satellite radio and television, Internet broadcasts, and mobile media.

Components

We seek to achieve the objectives of our compensation program through the following five key compensation elements:

•	annual cash (i.e., base salary);

•	annual performance-based, non-equity incentive plan payments;

•	periodic grants of long-term, equity-based compensation, such as stock options and/or restricted stock units, which have been subject to time-based vesting requirements;

•	benefit programs (e.g., health and welfare and retirement); and

•	executive retention and employment agreements.

In making decisions with respect to any component of an NEO’s compensation, we consider the total compensation that may be awarded to the NEO, including the foregoing as well as post-termination compensation. Our goal is to award total compensation that is reasonable when all elements of potential compensation are considered.

Setting 2009 Executive Compensation

When making decisions with respect to each component of compensation, the Committee considers the competitive market when recruiting new executives and also looks at the compensation of our CEO and the other NEOs relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers. We believe, however, that a comparison to peer group compensation information should be one reference point for consideration, but not the determinative factor for setting our executives’ compensation. The purpose of the comparison is to augment and not to supplant the analyses of the relative pay among our NEOs and individual performance that we consider when making compensation decisions.

We refer to the current group of 17 similarly-sized media, market-research, and information-based business services companies considered by the Committee in 2009, collectively, as our “Compensation Peer Group.” With the assistance of its compensation consultant, the Committee reviews the composition of the Compensation Peer Group annually to ensure that such comparison companies are relevant and appropriate.

The Committee selected the Compensation Peer Group companies for 2009 based primarily on the following criteria:

•	U.S.-based public companies in Global Industry Classification System (GICS) Industry Code 254010 (Media) with similar business economics and pay models to Arbitron;

•	Include market research, advertising, and marketing companies;

•	Exclude broadcasting, satellite radio, content, print publishing, movie and entertainment companies, and communication-service providers (e.g., broadband and telephone);

•	Other market-research and information-based business-service companies from general industry with similar business economics and pay models to Arbitron;

•	Company revenue or market capitalization of approximately one-third to three times Arbitron:

•	Revenue range between $100 million to $1.1 billion or market-capitalization value between $100 million to $1.1 billion.

Our 2009 Compensation Peer Group consisted of the following companies:

ACXIOM Corporation	comScore, Inc.
CoStar Group, Inc.	Factset Research System, Inc.
Fair Isaac Corporation	First Advantage Corporation
Forrester Research, Inc.	Gartner, Inc.
Harris Interactive Inc.	Harte-Hanks, Inc.
infoGROUP Inc.	Interactive Data Corporation
inVentive Health, Inc.	Morningstar, Inc.
Omniture, Inc. TiVO Inc.	The Corporate Executive Board Company

The 2009 Compensation Peer Group consists of 14 companies that were included in the prior year peer group. Catalina Marketing Corporation and TeleTech Holdings, Inc. were not included in the 2009 Compensation Peer Group due to changes in business model and/or company size. comScore, Inc., First Advantage Corporation and Harris Interactive Inc. were added to the 2009 Compensation Peer Group. The Company’s revenues and market cap were between the 25th percentile and median of the Compensation Peer Group companies as of January 2009.

Because comparative compensation information is just one of several analytic tools that the Committee uses in setting executive compensation, the Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, the Committee may elect to not use the comparative compensation information at all in the course of making individual compensation decisions. Other factors considered when making individual executive compensation decisions are the individual’s contribution and performance, reporting structure, relative pay among executives, complexity, impact on financial results, importance of role and responsibilities, leadership, professional growth potential, and, for new hires, compensation at the prior employer. The Committee makes all executive compensation decisions after input from the CEO (except with regard to his own compensation) and review with the Committee’s independent consultant.

In 2009, the Committee was more market-focused than it had been in prior years as a result of CEO succession and the competitive recruitment of three new executive officers. The Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc., conducted a market study. The Committee considered the CEO succession and restructuring of the executive staff in determining compensation as well as peer group comparative data and generally targeted aggregate compensation for the executive team to be in a range between the median and the 75th percentile of the compensation peer group in order to facilitate recruitment and retention of executives during the restructuring period.

Base Salary

The purpose of base salary is to reflect job responsibility, experience, value to the Company and individual performance. During 2009, the minimum salary for Messrs. Morris and Skarzynski were specified in their respective employment agreements, which we designed to be competitive with the marketplace when executed. The Committee determines the salaries for our other NEOs based on the following:

•	the nature and responsibility of the position and, to the extent available, salaries for persons in comparable positions at comparable companies;

•	the expertise, performance, and promotability of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	the recommendations of the CEO.

We compete with many larger companies for top executive talent. As such, we periodically consider the base salary component relative to our Compensation Peer Group in an attempt to ensure it is competitive with the market for such executive talent. However, recruiting, retaining, and recognizing performance of specific executives may result in some variation from this market review. Salaries are generally reviewed annually.

Base salary is the foundation of our executive compensation program and is designed to compensate executives for services rendered during the year. In setting base salaries, the Committee considers the importance of linking a high proportion of executive officers’ compensation to performance in the form of the annual non-equity incentive plan payment, which is tied to both Company performance measures and individual performance as well as long-term stock-based compensation, the grant value of which is tied to Company stock price performance and performance compared to the Compensation Peer Group, and which vests subject to continued employment.

2009 Non-equity Incentive Plan Compensation

Our compensation program provides for annual cash incentive awards that are based on Company performance and adjusted by the Committee for individual contributions. Our objective is to compensate executives based on the achievement of specific goals that we intend to correlate closely with growth of long-term stockholder value.

We design our annual non-equity incentive plan to reward executives for achieving corporate goals and provide significant upside for exceeding such goals. Early in the fiscal year, the Committee, working with our CEO, CFO, and the Committee’s independent consultant, sets overall performance goals for the Company. The annual non-equity incentive plan compensation for which our executives other than the CEO are eligible is equal to between 45% and 55% of salary at the “target” performance level for full achievement of the performance goals, and up to two times “target” for superior performance. The Committee has discretion to grant non-equity incentive payments in excess of the “superior” level of performance in order to reward actual performance that exceeds the “superior” level. If performance goals do not meet the “threshold” level of performance, no compensation will be awarded for the specific performance category; however, if performance goals are achieved at threshold levels, but not at target levels, the Committee has discretion to award non-equity incentive compensation in an amount between 50% of the target level and the target level, based on the Committee’s assessment of the value of the relevant performance. During 2009, pursuant to the terms of his Executive Transition Agreement, Mr. Morris was eligible to receive a non-equity incentive payment equal to 75% of his Blended Base Salary. As a result of our CEO transition in January 2009, the Blended Base Salary for Mr. Morris was an amount equal to one month of base salary as CEO and 11 months of base salary as a consultant to the Board. In consideration of his assistance in the CEO transition as well as the Company’s overall performance against corporate objectives, the Compensation Committee awarded Mr. Morris a 2009 non-equity incentive payment of approximately $122,000, representing approximately 90 percent of his target payment.

During 2009, we determined that overall corporate financial targets as well as continuous improvement of our electronic and Diary-based radio ratings services, including without limitation continued execution of our PPM commercialization program, represented high priorities for the year. Because these priorities required our executives to focus collaboratively on overall corporate initiatives, we determined that 2009 annual non-equity incentive payments for all NEOs should be based entirely on the achievement of corporate goals, subject to the Committee’s discretion to adjust payments upward or downward based on the individual performance of the executives.

The Committee established 2009 non-equity incentive plan performance goals to provide for an annual cash payment that is performance linked based upon our diluted earnings per share (weighted 40%), revenue growth rate (weighted 20%), our Portable People Meter radio ratings service commercialization and improvement program (weighted 20%), and our Diary-based radio ratings service improvement program (weighted 20%). We selected the two financial targets, earnings per share and revenue growth rate, in order to motivate executives to achieve the Company’s overall financial objectives of profitable growth through prudent deployment of the Company’s capital, promotion of growth of the business, and cost containment. We weighted these two financial targets, in the aggregate, at 60% of the total corporate goals to reflect the importance we place on the Company’s financial performance. Between the two financial targets, earnings per share is emphasized in order to focus executives’ attention on a financial measure that we believe aligns the interests of management with those of long-term stockholders and rewards management for creating value for such long-term stockholders. The ratings service commercialization and improvement programs were each weighted at 20%, given the importance of maintaining and enhancing these services in order to deliver the value proposition for our customers and, thereby, drive stockholder value.

The Committee ultimately exercises its discretion in assessing corporate performance under the plan. In evaluating performance, the Committee reviews performance against the goals utilizing a number of metrics and assigns a performance factor for each goal. If the Committee determines that actual performance for any goal fell below the threshold level, it assigns a performance factor of zero for that goal. While the Committee exercises its discretion in each case, there is a presumption with respect to each individual goal that performance (i) at the threshold level will result in a performance factor of .5, (ii) at the target level will result in a performance factor of 1.0, and (iii) performance at the superior level will result in a performance factor of 2.0. For performance either between threshold and target or between target and superior, the Committee uses its discretion to assign a performance factor generally utilizing the guidelines set forth above.

In determining the extent to which the financial performance or other goals are met or exceeded, the Committee exercises its business judgment whether to reflect or exclude the impact of extraordinary, unusual, or infrequently occurring events.

After determining a performance factor for each goal, the Committee multiplies the performance factor by the percentage weight it assigned to that goal for the year to determine an overall percentage assessment for corporate performance. This overall performance is then applied to each executive’s non-equity incentive potential for the year.

Notwithstanding its overall assessments of corporate performance against the goals, the Committee also has positive and negative discretion to authorize a greater or lesser amount to the extent it determines appropriate and in the best interests of the Company and its stockholders based upon its evaluation of a combination of other quantitative and qualitative considerations, including individual executive performance, stock price, and achievement of fundamental organizational change, as determined by the Committee in exercise of its business judgment. See below for specific factors utilized by the Committee in exercising discretion.

The Committee also considered the recommendation of the CEO (for executive officers other than himself) in exercising its judgment. Following consideration of a variety of data regarding 2009 results, and following the guidelines set forth above, the Committee approved the following overall assessment of 2009 corporate performance:

Earnings Per Share (weighted 40%)
Threshold	$1.40
Target	$1.48
Superior	$1.55

For fiscal 2009, the Company reported 2009 diluted earnings per share of $1.58. However, in assessing 2009 performance, the Committee determined that it was appropriate and in the best interests of the Company’s stockholders to disregard the impact on GAAP earnings per share of the following one-time events: a state income tax benefit, a pension settlement charge, and the partial reversal of an insurance receivable related to the Company’s directors and officers insurance policy. The net effect of the Committee’s determination resulted in an adjusted earnings per share assessment of $1.48. Accordingly, the Committee assessed 2009 corporate performance against the earnings per share goal at the Target level, and assigned a performance factor of 1.0 for the earnings per share goal.

Revenue (weighted 20%)
Threshold	6%
Target	8%
Superior	10%

For fiscal 2009, the Company reported revenue growth of 4.4%. The Committee assessed revenue growth of 4.4% as below Threshold. Accordingly, the Committee assigned a performance factor of 0 for the revenue goal.

PPM Commercialization and Improvement Program (weighted 20%)
• Maintain MRC accreditation in Houston-Galveston and Riverside-San Bernardino	Threshold
• Achieve guidelines from Attorney General settlements in New York/New Jersey and Maryland
• Maintain MRC accreditation in Houston-Galveston and Riverside-San Bernardino	Target
• Achieve guidelines from Attorney General settlements in New York/New Jersey and Maryland
• Obtain MRC accreditation in 2 additional PPM markets
• Maintain MRC accreditation in Houston-Galveston and Riverside-San Bernardino	Superior
• Achieve guidelines from Attorney General settlements in New York/New Jersey and Maryland
• Obtain MRC accreditation in 4 additional PPM markets

The Committee determined that in 2009, the Company had maintained MRC accreditation in Houston-Galveston and Riverside-San Bernardino, had received MRC accreditation for Minneapolis-St. Paul, and had taken all reasonable measures to achieve the guidelines from the Attorney General settlements in New York/New Jersey and Maryland. Accordingly, the Committee determined that performance was below Target, but was between Threshold and Target. As a result, the Committee assigned a performance factor of .85 for the PPM Commercialization and Improvement Program goal.

Diary Market Improvement Program (weighted 20%)
• Maintain MRC accreditation in Diary markets	Threshold
• Achieve average of 10% cell-phone-only household sampling
• Meet 100% of customer commitments for additional improvements
• Maintain MRC accreditation in Diary markets	Target
• Achieve average of 10% cell-phone-only household sampling
• Meet 110% of customer commitments for additional improvements
• Maintain MRC accreditation in Diary markets	Superior
• Achieve average of 10% cell-phone-only household sampling
• Meet 120% of customer commitments for additional improvements

The Committee determined that in 2009, the Company had maintained MRC accreditation for its Diary service and had achieved an average of 10% cell-phone-only household sampling across all markets. The Company successfully accelerated the planned introduction of cell-phone-only household sampling from Fall 2009 to Spring 2009 for 101 markets. Accordingly, the Committee determined that performance was between Target and Superior. The Committee assigned a performance factor of 1.65 for the Diary Market Improvement Program goal.

		Performance		Overall
Corporate Performance	Assessment	Factor	X Weight =	Assessment

EPS	Target	1	40	40.0
Revenue Growth	Below Threshold	0	20	0.0
PPM Commercialization and Improvement Program	Between Threshold and Target	.85	20	17.0
Diary Market Improvement Program	Target	1.65	20	33.0
Total				90.0

In consideration of the foregoing assessments, the Committee approved an overall corporate assessment of 90.0% of target for the 2009 Non-Equity Incentive Plan. Following this overall assessment, and in view of individual executive performance during 2009, the Committee further exercised its discretion and directed the

Company to adjust Mr. Creamer’s non-equity incentive payment upward in consideration of his individual performance during a difficult period for the Company as well as his expanded responsibilities and adjust Mr. Smith’s non-equity incentive payment above superior in consideration of outstanding individual performance with regard to a number of extraordinary legal matters during the year as well as his expanded responsibilities. Because Messrs. Adams and Henrick joined the Company during 2009, their non-equity incentive payments were prorated for the number of months worked during the year. The Committee further delegated authority to the CEO to adjust the non-equity incentive payments of other non-NEO employees, as he deemed appropriate and in furtherance of the Committee’s findings on corporate performance. As a result of these determinations, the Company awarded 2009 non-equity incentive plan payments in the amounts set forth in the Summary Compensation Table.

2010 Non-equity Incentive Plan

On March 4, 2010, the Committee approved a non-equity incentive plan for the Company’s executive officers for 2010, which would be payable in early 2011 (the “2010 Incentive Plan”).

The 2010 Incentive Plan provides for an annual cash payment that is linked to performance based upon the Company’s earnings per share (weighted 50%), Portable People Meter commercialization and improvement program (weighted 20%), Diary market improvement program (weighted 10%), cross-platform services strategic plan execution (weighted at 10%), and completion of a comprehensive corporate strategic assessment (weighted at 10%). The 2010 Incentive Plan provides for a target cash payment for each executive officer, expressed as a percentage of base salary. The target 2010 Incentive Plan payment for Mr. Kerr, is equal to 100% of his base salary pursuant to his Executive Employment Agreement. The target 2010 Incentive Plan payments for other executive officers range from 50-60% of base salary to incent executives who are being asked to assume increased leadership responsibilities.

The Committee has discretion to authorize a greater or lesser amount in the event the 2010 goals are exceeded or are not met. The Committee also has discretion to award additional amounts based upon its evaluation of a combination of other quantitative and qualitative considerations, as determined by the Committee.

2009 Long-term Incentive Equity

The long-term incentive program provides a periodic award (typically annual) that is based on competitive grant guidelines and adjusted for individual contributions. The objectives of this program are to align compensation for NEOs over a multiyear period with the interests of stockholders by motivating and rewarding creation and preservation of long-term stockholder value. The level of long-term incentive compensation for each NEO is determined based on an evaluation of competitive factors in conjunction with total compensation provided to NEOs and the other goals of the compensation program described above. Committee meetings, at which grants are determined, are normally scheduled well in advance and are not scheduled with regards to announcements of material information regarding the Company.

On May 20, 2009, the Committee approved grants of options and restricted stock units to executive officers, including the NEOs, as set forth in “— 2009 Grants of Plan-Based Awards” below. The Company awarded Messrs. Creamer and Smith retention grants in recognition of their past management efforts and to provide a continued incentive for them to remain with the Company and to promote the success of the Company’s business. The Company awarded Messrs. Adams and Henrick inducement awards to provide a material inducement for them to join the Company and to promote the success of the Company’s business. The Committee approved awards to Mr. Skarzynski pursuant to his employment agreement, all of which were forfeited upon his resignation.

The Company granted to NEOs a mix of stock option awards and restricted stock units. These two vehicles reward stockholder value creation in different ways. Stock options (which have exercise prices equal to the fair market value of the common stock on the date of grant) reward executives only if the stock price increases. Restricted stock is impacted by all stock price changes and, therefore, the value to NEOs is affected by both increases and decreases in stock price. The grants to NEOs, other than to Messrs. Morris,

Skarzynski, Creamer, and Smith, were one-quarter in value of restricted stock units and three-quarters in value of stock options. Mr. Skarzynski received one-half in value of restricted stock units and one-half in value of stock options. Mr. Morris received his grant entirely in deferred stock units, which vested in full on December 31, 2009. Messrs. Creamer and Smith received three-quarters in value of restricted stock units and one-quarter in value of stock options. This mix of grant types was determined by the Committee to most effectively balance risk and reward for future stockholder value creation with ownership and retention objectives of the executive compensation program.

Restricted stock units granted to NEOs, except for Mr. Morris’s 2009 grant, vest in equal annual installments over the first four anniversaries of the grant date, based on continued employment. Except as provided in an Executive Retention Agreement or individual employment agreement, all unvested restricted stock units are forfeitable upon termination of employment. See “Potential Payments Upon Change in Control — Executive Retention Agreements” and “Potential Payment Upon Change in Control — Employment Agreement” below for more information regarding these Executive Retention Agreements and individual employment agreements. The restricted stock units do not provide voting or dividend rights until the units are vested and converted into common stock. Stock option grants to named executive officers vest ratably over three years, beginning on the first anniversary of the date of grant and have a term of 10 years.

In determining long-term incentive grants, the Committee considers other components of compensation paid by the Company, any contractual requirements, individual performance, market data on total compensation packages, the retentive effect of long-term incentive grants, recommendations of the Committee’s compensation consultant regarding the value of long-term incentive grants at targeted companies within the Compensation Peer Group, total stockholder return, share usage and stockholder dilution and, except in the case of the award to the CEO, the recommendations of the CEO.

2010 Long-Term Incentive Plan

On March 4, 2010, the Committee established the performance objectives and other terms of the Company’s 2010 Long-Term Incentive Plan (the “2010 LTI Plan”) for officers and other eligible employees of the Company. The targeted opportunity for the Company’s executive officers is divided into the following three components, with each component representing approximately 33% of the total opportunity: (i) non-qualified stock options, (ii) performance-based restricted stock units, and (iii) performance cash awards. Performance-based cash awards were added to the compensation program for 2010 to focus executive officers on the achievement of longer-term financial objectives, which are designed to increase stockholder value. The target 2010 LTI Plan opportunity for executive officers ranges from 50% of 2010 base salary to 187.5% of 2010 base salary.

The number of non-qualified stock options will be based on the value of each option determined using the Company’s standard Black-Scholes valuation model. The exercise price of each stock option will be equal to the closing price of the Company’s common stock on the grant date and the options will vest ratably in three equal portions beginning on the first anniversary of the grant date.

The restricted stock units require a one year performance period. The restricted stock units will expire without vesting if the one-year performance goal is not satisfied by the first anniversary of the date of grant. If the performance goal is met, the grant will become vested as to one-fourth of the RSUs on each of the four one-year anniversaries of the date of grant, provided that the recipient remains an employee or service provider to the Company through those dates. The performance goal requires return on invested capital (as defined in the 2010 LTI Plan) to exceed the Company’s weighted average cost of capital (as defined in the 2010 LTI Plan).

The performance cash award will be based on the Company’s achievement of cumulative earnings per share objectives over a three year performance period, and the amount of the performance cash award may range from 0% to 150% based on the achievement of specified results.

The non-qualified stock options, restricted stock units, and performance cash awards will be made pursuant to the Company’s 2008 Equity Incentive Plan.

Benefits and Perquisites

We reimburse or pay executive officers for the cost of an annual physical examination. We also offer a supplemental long-term disability program for executives, which provides for an additional 10 percent coverage over that which eligible full-time employees receive. With these limited exceptions, our NEOs are provided with benefits and perquisites that are substantially the same as those offered to other employees of the Company.

Post-Termination Compensation

Retirement Plans

Mr. Morris participates in a defined benefit pension plan and a supplemental retirement plan, the Arbitron Benefit Equalization Plan (“BEP”), and Mr. Morris is the sole participant in the Supplemental Executive Retirement Plan (“SERP”). The amounts payable under such retirement plans to Mr. Morris are determined by the plans’ benefit formulas, which we describe in the section “Pension Benefits Table” below. The amount of benefits varies based upon the plan, the executive’s years of service with us and the executive’s compensation.

We offer a qualified 401(k) Plan to provide our employees tax-advantaged savings vehicles. We make matching contributions to the 401(k) Plan to encourage employees to save money for their retirement. This plan and our contributions to it enhance the range of benefits we offer to executives, encourage retirement savings in a cost and tax-efficient way, and further our ability to attract and retain employees.

Under the terms of the 401(k) Plan, employees may defer from 1% to 17% of their eligible earnings, and we make a matching contribution of 50% of before-tax employee contributions up to a maximum of 3% or 6% of eligible employee earnings. We may also make an additional discretionary matching contribution of 0% to 30% of before-tax employee contributions up to a maximum of 3% or 6% of eligible employee earnings (depending on the Company’s profitability). The 3% maximums referred to in the previous sentences relate to employees who are pension participants and the 6% maximums relate to employees who are not pension participants.

Our matching contributions to the 401(k) Plan for each NEO are set forth in the Summary Compensation Table below. See also “Summary of Cash and Certain Other compensation and Other Payments to the NEOs — 2009 Nonqualified Deferred Compensation — 401(k) Plan.”

Potential Payments Upon Termination or Change in Control

See “Potential Payments Upon Termination or Change in Control” below for a discussion of potential payments to be made under each contract, agreement, plan or arrangement that provides for payments to a NEO at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a NEO, or our change in control or a change in the NEO’s responsibilities.

Retention and Employment Agreements

Executive Retention Agreements

In August 2008, we entered into Executive Retention Agreements with certain members of our senior executive management, including each of Mr. Creamer and Mr. Smith, that provide for severance payments under some circumstances, including termination without cause or resignation as a result of position diminishment and provide for enhanced severance following a change in control, and for accelerated vesting with respect to stock options and restricted stock grants upon a termination during a specified period following a change in control. These agreements, which were amended in April 2009 to eliminate provisions that would have provided for enhanced severance upon a termination following a leadership change, have a fixed five-year term and replace prior executive retention agreements, which otherwise would have remained in place indefinitely. We entered into the Executive Retention Agreements because we do not want our executives distracted by a rumored or actual change in control of the Company. Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of stockholders. In addition, we believe it is important that our executives should react neutrally to a potential change in control and not be influenced by personal financial concerns. We believe our Retention Agreements assist us in retaining our executive talent. The material terms of the Executive Retention Agreements are discussed in the section “Potential Payments Upon Termination or Change in Control — Executive Retention Agreements” below.

Executive Employment Agreements

We have entered into Executive Employment Agreements with Messrs. Adams and Henrick. We had also entered into an Executive Employment Agreement with Mr. Skarzyski, which was superseded by the Settlement Agreement and General Release we entered into with him. The Executive Employment Agreements generally provide for salary and incentive compensation as well as an initial equity grant based on the executive officer and his experience. The Executive Employment Agreements provide for benefits consistent with what we provide to executives in accordance with our policies. Additionally, the Executive Employment Agreements contain non-competition provisions during the term of employment and for the longest of: (i) 12 months following termination for by us for Cause, (ii) 18 months following termination by us without Cause or following a resignation for Position Diminishment, and (iii) 24 months following termination by us without Cause or a resignation as a result of Position Diminishment within 12 months after a Change in Control. The Executive Employment Agreements also contain non-recruitment provisions for the term of employment and 12 months thereafter and non-disparagement provisions. Material terms of the Executive Employment Agreements for Messrs. Adams, Henrick, and Skarznski regarding termination or change in control are discussed in the section “Potential Payments Upon Termination or Change in Control — Adams Executive Employment Agreement,” “Potential Payments Upon Termination or Change in Control — Henrick Executive Employment Agreement,” and “Potential Payments Upon Termination or Change in Control — Skarzynski Executive Employment Agreement” below.

2010 Developments

Effective January 11, 2010, Mr. Skarzynski resigned from his position as our President and Chief Executive Officer. Also, effective January 11, 2010, the Board appointed Mr. Kerr as our President and Chief Executive Officer. See below for a discussion of the material terms of Mr. Skarzynski’s Settlement Agreement and General Release.

Skarzynski Settlement Agreement and General Release

On January 11, 2010 and in connection with Mr. Skarzynski’s resignation, we entered into a Settlement Agreement and General Release (the “Skarzynski Agreement”) with Mr. Skarzynski. The material terms of the Skarzynski Agreement are as follows:

•	The Company paid Mr. Skarzynski a total of $750,000 in cash less applicable taxes.

•	If Mr. Skarzynski and/or his eligible dependents become eligible for COBRA coverage under the Company’s group health plans, the Company will pay the cost of COBRA coverage until the earlier of: (i) December 31, 2010 or (ii) none of Mr. Skarzynski and/or his eligible dependents are eligible for COBRA coverage.

•	The Company will not seek reimbursement from Mr. Skarzynski of approximately $125,000 in relocation monies that would otherwise have been due to be repaid by Mr. Skarzynski pursuant to the terms of Mr. Skarzynski’s Executive Employment Agreement.

•	The Company will indemnify Mr. Skarzynski for reasonable attorneys’ fees and costs incurred through the effective date of the Agreement in connection with matters that culminated with his resignation in an amount not to exceed $100,000.

•	The Company will continue to cover Mr. Skarzynski under its Directors and Officers insurance policies for actions/inactions taken in his capacity as an officer and director of the Company during the term of his employment.

The non-competition, non-recruitment and non-disparagement provisions set forth in Mr. Skarzynski’s Executive Employment Agreement will survive his resignation, and Mr. Skarzynski has agreed to continue to abide by those provisions.

As a result of his resignation, the equity awards made to Mr. Skarzynski on January 13, 2009 pursuant to his Executive Employment Agreement were forfeited.

Stock Ownership Guidelines

During 2004, the Nominating and Corporate Governance Committee recommended and the Board established stock ownership requirements for our executive officers. In August 2009, the Nominating and Corporate Governance Committee revised the stock ownership guidelines to include a market volatility provision in the event there is a significant decline in our stock price that causes a director’s or executive officer’s holdings to fall below the applicable threshold. If there is a significant decline, the director or executive officer will not be required to purchase additional shares to meet the applicable threshold, but such director or executive officer will not be able to sell or transfer any shares until the applicable threshold has again been achieved. These officers are expected, over time, to acquire and hold Company stock (including restricted stock units) equal in value to at least the following:

•	CEO — three times annual salary;

•	CFO — two times annual salary; and

•	Other executive officers — one time annual salary.

These guidelines are expected to be achieved within three years of becoming an executive officer, and include owned shares of common stock, restricted shares, and restricted stock units or DSUs that only can be settled in common stock. However, no outstanding unexercised stock options are taken into account for purposes of satisfying these guidelines. The purpose of stock ownership requirements is to more closely align our key executives’ interests with our stockholders. As of April 1, 2010, all NEOs who had been in their positions for more than three years had either satisfied or exceeded the applicable stock ownership guidelines.

Role of Management

The role of our management in executive compensation is to provide reviews and recommendations for the Committee’s consideration, and to manage our executive compensation programs, policies, and governance. Direct responsibilities include the following:

•	Providing an ongoing review of the effectiveness of the compensation programs, including competitiveness and alignment with our objectives;

•	Providing an assessment of our performance relative to corporate, business unit, and individual performance targets;

•	Recommending changes, if necessary to ensure achievement of all program objectives; and

•	Recommending pay levels, payout and/or awards for executive officers other than the CEO.

Compliance with Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), disallows any tax deductions for compensation exceeding $1 million and paid in a taxable year to any NEO other than the CFO, all of whom are “covered employees” under Section 162(m). However, certain performance-based compensation, determined under pre-established objective performance goals, can be deducted even in excess of the $1 million limit. The Committee considers the potential impact of Section 162(m) as one factor to be taken into account in setting total compensation and its component elements. However, the Committee believes that it must retain flexibility, in observing its overall compensation philosophy and objectives, to structure total compensation to include components, such as service-vesting restricted stock units, that would not be treated as performance-based compensation under the Section, both in order to attract and retain top talent and to appropriately gauge the performance of executives. Achieving the desired flexibility in the design and delivery of total compensation, therefore, may result in some compensation not being deductible for federal income tax purposes. In this regard, we estimate that approximately $10,000 of Mr. Skarzynski’s compensation in 2009 was not deductible for federal income tax purposes.

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Submitted by the Compensation and
Human Resources Committee of the
Board of Directors

Larry E. Kittelberger, Chair
Philip Guarascio
Luis G. Nogales

Summary of Cash and Certain Other Compensation and Other Payments to the NEOs

2009 Summary Compensation Table

The following table provides information concerning the compensation of our NEOs for our most recently completed fiscal year.

In the column “Salary,” we disclose the amount of base salary paid to the NEO during the fiscal year.

In the columns “Stock Awards” and “Option Awards,” SEC regulations require us to disclose the aggregate grant date fair value of the awards granted during the fiscal year computed in accordance with FASB ASC Topic 718.

In the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” we disclose the sum of the dollar value of (1) the aggregate change in the actuarial present value of the NEO’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) in 2009; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including on nonqualified defined contribution plans.

In the column “All other compensation,” we disclose the sum of the dollar value of:

•	perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000;

•	profit sharing;

•	all “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; and

•	our contributions to vested and unvested defined contribution plans.

2009 Summary Compensation Table

						Change in
						Pension
						Value and
						Nonqualified
					Non-equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(1)	($)	($)(3)	($)(2)	Total ($)

Stephen B. Morris*	2009	214,229	894,421 (4)	—	121,796	254,619	33,509	1,518,575
Formerly Chairman and	2008	679,016	1,823,584	—	542,084	561,937	21,404	3,628,024
President and Chief	2007	645,766	1,997,651	—	189,805	389,921	9,921	3,233,064
Executive Officer
Michael P. Skarzynski**	2009	480,769	1,249,993	1,254,987	—	—	267,465	3,253,214
Formerly President and Chief Executive Officer and Director
Sean R. Creamer	2009	416,880	1,499,999	500,110	398,713	—	14,317	2,830,019
Executive Vice	2008	400,846	439,993	439,848	334,592	—	15,534	1,630,813
President and Chief	2007	399,461	630,049	—	75,566	—	10,427	1,115,503
Financial Officer
Alton L. Adams***	2009	305,468	399,997	1,200,257	135,000	—	121,967	2,162,689
Executive Vice President and Chief Marketing Officer
Timothy T. Smith****	2009	325,728	900,004	300,066	327,034	—	11,631	1,864,462
Executive Vice President and Chief Legal Officer, Legal and Business Affairs	2008	313,200	220,500	332,780	349,971	—	8,205	1,224,655
Robert F. Henrick***	2009	281,250	325,005	975,209	126,563	—	7,912	1,715,940
Executive Vice President, Customer Solutions

*	Mr. Morris resigned as President and Chief Executive Officer effective January 12, 2009.

**	Mr. Skarzynski resigned as President and Chief Executive Officer effective January 11, 2010. The information in the table is provided in accordance with the Securities and Exchange Condition rules and regulations. However, in connection with Mr. Skarzynski’s resignation, he forfeited all stock and option awards.

***	Messrs. Adams and Henrick joined the Company in 2009.

****	Mr. Smith was not a Named Executive Officer of the Company during 2007.

(1)	Please refer to note 15 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009 for a discussion of the assumptions related to the calculation of such value.

(2)	The amounts shown as all other compensation for 2009 consist of the following:

			Long-Term
			Disability	Retirement Gift
		Physical	Supplemental	and Related Gross-	Relocation	Financial and
	401(k) Match	Examination	Coverage	Up	Expense	Tax Planning	Total
	($)	($)	($)	($)	($)	($)	($)

Stephen B. Morris	5,331	10,942	4,519	12,717 *	—	—	33,509
Michael P. Skarzynski	—	5,042	2,423	—	250,000	10,000	267,465
Sean R. Creamer	9,821	1,756	2,740	—	—	—	14,317
Alton L. Adams	—	2,205	2,351	—	117,411	—	121,967
Timothy T. Smith	9,423	—	2,208	—	—	—	11,631
Robert F. Henrick	5,913	—	1,999	—	—	—	7,912

*	The related gross-up amount is $4,318 of the $12,717.

(3)	In 2008, the Company moved its pension accounting disclosure to December 31.

(4)	This amount for Mr. Morris includes the fair value of dividend equivalent units received during 2009.

2009 Grants of Plan-Based Awards

The following table sets forth certain information concerning plan-based awards granted to the named executive officers during 2009. No options were re-priced or materially modified during the fiscal year.

In this table, we provide information concerning each grant of an award made to a NEO in the most recently completed fiscal year under any plan. In the “All Other Stock Awards: Number of shares of Stock or Units” column, we report the number of restricted stock units granted in the fiscal year. In the “Grant Date Fair Value of Stock and Option Awards” column, we report the aggregate grant date fair value of all awards made in 2009. In all cases, the grant date fair value was equal to the closing market price of our common stock on the grant date, which was the date on which the Compensation and Human Resources Committee approved the grant, which price we report in the sixth column.

2009 Grants of Plan-Based Awards

						All Other	All Other
						Stock	Option
						Awards:	Awards;	Grant Date	Closing
	Estimated Possible Payouts Under					Number of	Number of	Fair Value	Market
	Non-Equity Incentive Plan Awards					Shares of	Securities	of Stock	Price on
	Threshold	Target	Maximum	Grant		Stock or	Underlying	and Option	Date of
Name	($)(6)	($)(6)	($)(6)	Date	Award Type	Units (#)	Options (#)	Awards ($)	Grant ($)

Stephen B. Morris	—	160,671	—	5/20/09	Restricted Stock Units (1)	43,333	—	879,227	20.29
Michael P. Skarzynski(7)	250,000	500,000	1,000,000	1/13/09	Restricted Stock Units(2)	81,539	—	1,249,993	15.33
				1/13/09	Stock Options(3)	—	324,504	1,254,987	15.33
Sean R. Creamer	110,396	220,792	441,584	5/20/09	Restricted Stock Units(4)	73,928	—	1,499,999	20.29
				5/20/09	Stock Options(5)	—	82,645	500,110	20.29
Alton L. Adams	100,000	200,000	600,000	5/20/09	Restricted Stock Units(4)	19,714	—	399,997	20.29
				5/20/09	Stock Options(5)	—	198,347	1,200,257	20.29
Timothy T. Smith	70,574	141,149	282,298	5/20/09	Restricted Stock Units(4)	44,357	—	900,004	20.29
				5/20/09	Stock Options(5)	—	49,587	300,066	20.29
Robert F. Henrick	93,750	187,500	562,500	5/20/09	Restricted Stock Units(4)	16,018	—	325,005	20.29
				5/20/09	Stock Options(5)	—	161,157	975,209	20.29

(1)	Granted under the Arbitron 2008 Equity Compensation Plan. The restricted stock units granted to Mr. Morris vested on December 31, 2009.

(2)	Granted under the Arbitron 1999 Stock Incentive Plan. The restricted stock units granted in 2009 to NEOs other than Mr. Morris vest in equal annual installments over four years beginning on the first anniversary of the date of grant, subject to continued employment (with limited exceptions for termination of employment due to death, disability and change in control).

(3)	30,489 stock options were granted under the Arbitron 1999 Stock Incentive Plan. The remaining 294,015 were granted under the 2008 Equity Incentive Plan. The stock options have a 10-year term and vest ratably over three years, subject to continued employment (with limited exceptions for termination of employment due to death, disability, and change in control).

(4)	Granted under the Arbitron 2008 Equity Compensation Plan. The restricted stock units granted in 2009 to NEOs other than Mr. Morris vest in equal annual installments over four years beginning on the first anniversary of the date of grant, subject to continued employment (with limited exceptions for termination of employment due to death, disability and change in control).

(5)	Granted under the 2008 Equity Incentive Plan. The stock options granted in 2009 to NEOs have a 10-year term and vest ratably over three years, subject to continued employment (with limited exceptions for termination of employment due to death, disability, and change in control).

(6)	We report the amounts actually paid during 2009 in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, above. The Compensation Committee has discretion as to whether to adjust each executive officers award upwards or downwards based on individual performance.

(7)	In connection with Mr. Skarzynski’s resignation, he forfeited all restricted stock units and options.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock that has not vested outstanding as of the end of our most recently completed fiscal year for each NEO. Each outstanding award is represented by a separate row, which indicates the number of securities underlying the award, including awards that have been transferred other than for value (if any).

For option awards, the table discloses the number of shares underlying both exercisable and unexercisable options, as well as the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested.

We computed the market value of stock awards by multiplying the closing market price of our stock at the end of the most recently completed fiscal year ($23.42) by the number of shares or units of stock.

Outstanding Equity Awards At Fiscal Year-End 2009

	Option Awards				Stock Awards
							Market
	Number of	Number of			Number of		Value of
	Securities	Securities			Shares or		Shares or
	Underlying	Underlying			Units of		Units of
	Unexercised	Unexercised	Option		Stock That		Stock That
	Options	Options	Exercise	Option	Have Not		Have Not
	(#)	(#)	Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable(1)	($)	Date	(#)		($)

Stephen B. Morris(2)	120,000	—	38.26	8/19/2014	—		—
	130,000	—	41.05	2/23/2015	—		—
Michael P. Skarzynski(6)	—	324,504	15.33	1/13/2019	—		—
					81,539	(3)	1,909,643
Sean R. Creamer	20,000	—	40.90	09/15/2015	—		—
	15,000	—	38.88	03/01/2016	—		—
	13,049	26,097	41.96	03/03/2018	—		—
	—	82,645	20.29	5/20/2019	—		—
					92,125	(4)	2,157,568
Alton L. Adams	—	198,347	20.29	5/20/2019	—		—
					19,714	(5)	461,702
Timothy T. Smith	9,873	19,744	41.96	03/03/2018	—		—
	—	49,587	20.29	5/20/2019	—		—
					54,748	(5)	1,282,198
Robert F. Henrick	—	161,157	20.29	5/20/2019	—		—
					16,018	(5)	375,142

(1)	Vesting dates of unvested option awards are as follows: Mr. Skarzynski — 108,168 on 1/13/10, 108,168 on 1/13/11, and 108,168 on 1/13/12; Mr. Creamer — 13,049 on 3/3/10, 27,549 on 5/20/10, 13,048 on 3/3/11, 27,548 on 5/20/11, and 27,548 on 5/20/12; Mr. Adams — 66,116 on 5/20/10, 66,116 on 5/20/11, and 66,115 on 5/20/12; Mr. Smith — 9,872 on 3/3/10, 16,529 on 5/20/10, 9,872 on 3/3/11, 16,529 on 5/20/11, and 16,529 on 5/20/12; and Mr. Henrick — 53,719 on 5/20/10, 53,719 on 5/20/11, and 53,719 on 5/20/12.

(2)	As of December 31, 2009, all of Mr. Morris’ awards had vested.

(3)	Vesting dates of unvested shares of restricted stock and restricted stock units for Mr. Skarzynski — 20,385 on 1/13/10, 20,385 on 1/13/11, 20,385 on 1/13/12, and 20,384 on 1/13/13.

(4)	Vesting dates of unvested shares of restricted stock and restricted stock units for Mr. Creamer are as follows: 250 shares on the 15th of each month through 9/15/10, 3,417 on 2/20/10, 1,250 on 3/1/10, 2,622 on 3/3/10, 18,482 on 5/20/10, 3,416 on 2/20/11, 2,621 on 3/3/11, 18,482 on 5/20/11, 2,621 on 3/3/12, 18,482 on 5/20/12, and 18,482 on 5/20/13.

(5)	Vesting dates of unvested shares of restricted stock and restricted stock units for Mr. Adams — 4,929 on 5/20/10, 4,929 on 5/20/11, 4,928 on 5/20/12, and 4,928 on 5/20/13; Mr. Smith — 208 shares on the 1st of each month, except for February, May, August, and November, through 7/1/10; 209 shares on the 1st of February,

May, August, and November through 8/1/10, 2,392 on 2/20/10, 1,314 on 3/3/10, 11,090 on 5/20/10, 2,391 on 2/20/11, 1,314 on 3/3/11, 11,089 on 5/20/11, 1,313 on 3/3/12, 11,089 on 5/20/12, and 11,089 on 5/20/13; and Mr. Henrick — 4,005 on 5/20/10, 4,005 on 5/20/11, 4,004 on 5/20/12, and 4,004 on 5/20/13.

(6)	In connection with Mr. Skarzynski’s resignation, he forfeited all restricted stock units and options.

Option Exercises and Stock Vested

The following table provides information concerning exercises of stock options and similar instruments, and vesting of restricted stock and similar instruments, during the most recently completed fiscal year for each of the NEOs on an aggregated basis. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of restricted stock that have vested; and the aggregate dollar value realized upon vesting of stock.

2009 Option Exercises And Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Stephen B. Morris	—	—	45,787	1,072,332
Michael P. Skarzynski	—	—	—	—
Sean R. Creamer	—	—	10,289	148,270
Alton L. Adams	—	—	—	—
Timothy T. Smith	—	—	6,206	94,468
Robert F. Henrick	—	—	—	—

2009 Pension Benefits Table

Arbitron has established a voluntary, tax-qualified, defined benefit pension plan funded by employee and employer contributions. The plan covers Arbitron employees who, as of December 31, 2000, were eligible to participate in the Ceridian Corporation (“Ceridian”) pension plan. The Ceridian plan was closed to new participants effective January 2, 1995. Benefits earned under the Ceridian plan prior to December 31, 2000, are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. The amount of the annual benefit under Arbitron’s plan is based upon an employee’s average annual compensation during the employee’s highest consecutive five-year earnings period while participating in the Ceridian plan or the Arbitron plan. Because the Internal Revenue Code of 1986, as amended, limits the annual benefit that may be paid from tax-qualified plans such as Arbitron’s retirement plan, Arbitron also established a benefit equalization plan (“BEP”) to provide retirees with supplemental benefits so that they will receive, in the aggregate, the benefits they would have been entitled to receive under the retirement plan had these limits not been in effect. Benefits earned under the Ceridian BEP prior to December 31, 2000, are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. Arbitron also established and funded a benefit protection trust to pay BEP benefits. Normal retirement age under the pension plan and the BEP is 65.

Annual compensation for purposes of the pension plan and the Arbitron BEP consists of salary and any annual non-equity incentive plan payments paid during the year, less the amount contributed by the employee to the pension plan that year on a pretax basis. Mr. Morris is the only NEO eligible to participate in these plans. Compensation of Mr. Morris for 2009 for the pension plan was $245,000. Eligible compensation for purposes of the Arbitron BEP was $735,904 during 2009. For purposes of the pension plan and the Arbitron BEP, an annual non-equity incentive plan payment is considered part of annual compensation in the year in which it is paid, rather than the year in which it was earned (the latter formulation being the basis on which such amounts are reported in our Summary Compensation Table).

The Arbitron Supplemental Executive Retirement Plan (“SERP”) is designed to provide a targeted level of postretirement income to Mr. Morris. The SERP benefit supplements the retirement benefits provided to Mr. Morris under the pension plan and the Arbitron BEP. Covered compensation for Mr. Morris during 2009 for the SERP was $735,904. Normal retirement age under the SERP is 63.

Benefit amounts in the Pension Benefits Table below are computed assuming payments are made on the normal life annuity basis and not under any of the various survivor options. Benefits listed in the table are not subject to deduction for Social Security or other offset amounts.

2009 Pension Benefits Table

			Present
		Number of Years	Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

Stephen B. Morris(1)	Pension	15	545,938	—
	BEP	15	2,314,445	—
	SERP	16	675,456	—

(1)	Mr. Morris was employed by the Company and its predecessor from December 1992 to December 2009. Pursuant to the terms of the Pension Plan and the BEP Mr. Morris had 15 years of credited service as of December 31, 2009. Pursuant to the terms of the SERP Mr. Morris had 16 years of credited service as of December 31, 2009. Because Mr. Morris’s years of credited service are fewer than his actual years of service under each plan, no benefit augmentation results from the difference.

2009 Nonqualified Deferred Compensation

No NEO participated in any nonqualified deferred compensation plan during 2009.

401(k) Plan

Arbitron maintains a 401(k) plan that permits participating employees to contribute a portion of their compensation to the plan on a pretax basis. Arbitron makes matching contributions in amounts determined by Arbitron.

The 401(k) plan accounts are invested among a number of available investment options, including shares of Arbitron common stock, according to the directions of the participating employees. Voting and tender rights with respect to shares of Arbitron common stock credited to participants’ accounts will be passed through to the participants.

While employed, participating employees may access their accounts through loans and, in some cases, in-service withdrawals. Following termination of employment, benefits are either distributed in a lump-sum payment or, if minimum requirements are met, can be kept in the plan. To the extent a participant’s account is invested in full shares of Arbitron’s common stock, the shares may be distributed to the participant when the account is distributable.

Arbitron retains the right to amend or terminate the 401(k) plan at any time.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a NEO at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a NEO, or our change in control or a change in the NEO’s responsibilities. However, in accordance with SEC regulations, we do not report any amount to be provided to a NEO under any arrangement that does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the following table does not repeat information disclosed above under the pension benefits table, except to the extent that the amount payable to the NEO would be enhanced by the termination event.

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our most recently completed fiscal year, and that the price per share of our common stock is the closing market price as of that date — $23.42.

Mr. Morris had an employment agreement with the Company, the material terms of which are described in “Compensation Discussion and Analysis — Employment Agreements — Morris Executive Transition Agreement” above.

Morris Agreement

Transitional Compensation

Pursuant to Mr. Morris’ Executive Transition Agreement, we will pay Mr. Morris or his estate, on July 10, 2010 (or such later date as required by Section 409A), a lump sum cash payment equal to $1,018,888, reduced by any required tax withholdings.

Mr. Morris will not be entitled to any other termination or severance payment under any other agreement between Mr. Morris and us.

Supplemental Retirement Benefit

Consistent with his prior employment agreement, Mr. Morris was entitled to a supplemental retirement benefit following his separation from service with us for any reason, other than breach of the Morris Agreement or termination for Cause. The amount of the supplemental retirement benefit provided under the Morris Agreement was determined substantially by multiplying the number of years of Mr. Morris’s employment, giving credit from 1994, by a percentage of Mr. Morris’s final average earnings (as defined in our Retirement Plan) and subtracting from this gross amount an offset amount. The offset amount consists of the annual amounts payable to Mr. Morris under our Retirement Plan (a tax-qualified, defined benefit plan), our benefit equalization plan, and the tax-qualified pension plan of any of Mr. Morris’s previous employers. The supplemental retirement benefit will be paid on July 1, 2010 (or such later date as is required by Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A” of the “Code”)) in the form of a lump sum cash payment.

Executive Retention Agreements

Messrs. Creamer and Smith have entered into Executive Retention Agreements with us that provide for severance payments under some circumstances and for accelerated vesting with respect to stock options and restricted stock grants upon a change of control.

The Agreement also provides for a release of claims and enhanced non-competition, non-recruitment, and non-disparagement obligations on the part of the executive for the benefit of the Company as a condition to the Company’s obligation to provide any severance or other payments thereunder.

Termination by the Company other than for cause or by executive for Position Diminishment

The Agreement provides that if the executive’s employment is terminated: (A) by the Company other than for cause, or (B) by the executive for Position Diminishment (as defined below), and in either case the date of termination does not occur during a Window Period (as defined below), the executive will receive a lump-sum cash payment in an amount equal to the sum of: (i) 18 times the executive’s Reference Compensation (a number based in part on monthly salary as described below), plus (ii) the product of (x) a decimal equal to a number between 0.40 and 0.55 (as applicable depending on the individual executive) times the executive’s annual salary divided by 12, times (y) the number of full months elapsed in the calendar year before the executive’s date of employment termination.

In addition, if the executive is entitled to receive a lump-sum cash payment pursuant to the conditions described in the immediately preceding paragraph, the Company will also provide the executive with certain outplacement services (to a maximum of $50,000), and for a period of 18 months following termination, or, if sooner, until reemployment with an equivalent benefit, with the same or equivalent health, dental, accidental death and dismemberment, short-term and long-term disability, life insurance coverage, and all other insurance and other health and welfare benefits programs he or she was entitled to on the day before the termination, if and to the extent such coverage is available from the Company’s benefit plans with respect to former employees. If and to the extent such coverage is not available or ceases to be available, the Company will take commercially reasonable steps to arrange for coverage under individual or conversion policies and will, in any event, pay as premiums the same dollar level of premiums as it paid for the executive as an active employee (with a tax gross up if the payment of premiums would be tax-free for active employees but is taxed for a former employee).

For purposes of the Agreement, “Position Diminishment” means: (i) a change in the executive’s reporting responsibilities, titles, duties, or offices as in effect immediately prior to a relevant measurement date, or any removal of executive from, or any failure to re-elect executive to, any of such positions, that has the effect of materially diminishing executive’s responsibility, duties, or authority, (ii) a relocation of the executive’s principal place of employment to a location more than 25 miles from its then current location and that increases the distance from executive’s primary residence by more than 25 miles, or (iii) a material reduction in executive’s annual salary.

An executive may only resign as a result of a Position Diminishment that occurs other than during a Window Period if he or she (i) provides notice to the Company within 90 days following the date of Position Diminishment that he or she considers the Position Diminishment grounds to resign; (ii) provides the Company a period of 30 days to cure the Position Diminishment; and (iii) actually ceases employment, if the Position Diminishment is not cured, by six months following the date of Position Diminishment.

For purposes of the Agreement, “Window Period” means the one-year period commencing on the date of a Change of Control. For purposes of the Agreement, a “Change of Control” is generally defined as any of the following: (i) a merger or consolidation involving the Company if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation; (ii) ownership by a person or group acting in concert of at least 51% of the Company’s voting securities; (iii) ownership by a person or group acting in concert of between 25% and 50% of the Company’s voting securities if such ownership was not approved in advance by the Company’s Board of Directors; (iv) a sale of the assets of the Company substantially as an entirety; (v) the liquidation of the Company; (vi) specified changes in the composition of the Company’s Board of Directors; or (vii) any other events or transactions the Company’s Board of Directors determines constitute a change of control.

Termination During Window Period Following a Change of Control

The Agreement provides that if the executive’s employment terminates: (A) during a Window Period, or (B) because the executive resigns as a result of a Position Diminishment on or before the Position Diminishment Termination Date (as defined below), in either case other than (X) a termination by the Company for cause, (Y) the executive’s resignation other than as a result of Position Diminishment, or (Z) the executive’s death or disability, the executive will receive a lump-sum cash payment in an amount equal to the sum of: (i) 24 times the executive’s Reference Compensation, and (ii) the product of: (a) a decimal equal to a number between 0.40 and 0.55 (as applicable depending on the individual executive) times the executive’s annual salary divided by 12, times (b) the number of full months elapsed in the calendar year before the executive’s employment termination date.

If the executive’s employment terminates and the executive is entitled to receive a lump-sum cash payment pursuant to the conditions described in the immediately preceding paragraph: (i) the Company will provide the executive with the outplacement services, and benefits continuation described above, but for a period of 24 months, and (ii) all outstanding equity incentive awards granted on or after June 1, 2008 and before the expiration of the Agreement will fully and immediately vest (subject to the Board of Directors’ ability to suspend exercises or sales until the executive has released all claims).

An executive may only resign as a result of a Position Diminishment and be eligible to receive the severance payments specified in the preceding two paragraphs if: (i) the Position Diminishment occurs during a Window Period, and (ii) he or she (x) provides notice to the Company within 90 days following the date of Position Diminishment that he or she considers the Position Diminishment grounds to resign; (y) provides the Company a period of 30 days to cure the Position Diminishment, and (z) actually ceases employment, if the Position Diminishment is not cured, by the later to occur of: (1) six months following the date of Position Diminishment and (2) the end of the Window Period (the “Position Diminishment Termination Date”).

In addition, notwithstanding anything to the contrary contained in the Agreement, in the event that the Company determines that any portion of any payment, compensation, or other benefit provided to the executive in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A” of the “Code”), and the executive is a specified person as defined in Section 409A, such portion of the payment, compensation, or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” as determined under Section 409A.

If payments to an executive under the Agreement would result in imposition of an excise tax (a “parachute tax”) under Section 4999 of the Code, the executive will also be entitled to be paid an amount to compensate for the imposition of the tax. The payment will be in an amount such that after payment of all taxes, income and excise, the executive will be in the same after-tax position as if no parachute tax under the Code, had been imposed.

Upon a Change of Control, all outstanding equity incentive awards granted on or before May 31, 2008 will fully and immediately vest, without regard to whether the executive’s employment terminates (unless the equity incentive cannot be so accelerated under Section 409A, in which case acceleration will only occur in accordance with Section 409A), subject to the Company’s Board of Directors’ ability to suspend exercises or sales until the executive has released all claims.

Leadership Change

Prior to April 2009, our Executive Retention Agreements also provided that if the employment of an executive who was party to an Executive Retention Agreement was terminated without Cause or the executive resigned as a result of a Position Diminishment during a one year window period beginning on the date that Mr. Morris ceased to be our President and Chief Executive Officer (a “Leadership Change”), the same enhanced severance benefits applicable to an equivalent termination (or resignation) during a Window Period following a Change of Control would be payable to the executive.

On April 6, 2009, Messrs. Creamer and Smith and certain other of our other non-NEO executive officers entered into Waiver and Amendment of Executive Retention Agreements with us (collectively, “Waivers”). Pursuant to these Waivers, the Company and these executives acknowledged that the Company had undergone a Leadership Change, that the executive’s responsibilities may have been restructured, that we wished to continue to employ the executive, that the executive desired to remain employed by the Company in the executive’s current position as of April 6, 2009, and that the executive agreed to waive any further protections under the Leadership Change provisions of the Executive Retention Agreements. The Waivers also amended the Executive Retention Agreements to remove all references to a Leadership Change and eliminate any enhanced severance benefits triggered as a result of a Leadership Change.

Skarzynski Executive Employment Agreement

We entered into an Executive Employment Agreement with Mr. Skarzynski effective January 12, 2009. For purposes of the 2009 Potential Payments upon Termination or Change in Control Table, the following narrative describes the payments Mr. Skarsynski would have been entitled to receive under his Executive Employment Agreement. If Mr. Skarzynski’s employment terminated for any reason (including for Cause), we would pay to Mr. Skarzynski (i) any earned but unpaid annual base salary; (ii) any earned but unpaid annual bonus; (iii) any unreimbursed business expenses, in accordance with the Company’s policies; (iv) any unpaid relocation or temporary living expenses (subject to the repayment obligation described above); and (v) any amounts or benefits payable under any Company benefit plans then in effect.

In addition to the payments described above, if we terminated Mr. Skarzynski’s employment without Cause, Mr. Skarzynski would be entitled to receive cash severance and the full cost of health care continuation until the earlier of 18 months or subsequent coverage. If Mr. Skarzynski was entitled to receive cash severance in connection with a without Cause termination, we would pay to him in cash (i) an amount equal to two times his then applicable base salary; and (ii) a bonus component. If Mr. Skarzynski’s employment was terminated without Cause during 2009, the bonus component would be $500,000. If, in subsequent years, the annual bonus for the year of termination was determined by the Committee under a program intended to qualify as performance-based for purposes of Section 162(m) (an “Exempt Bonus”), the bonus component would have been determined under the factors for such bonus, but without the exercise by the Committee of negative discretion (with the expectation, if all performance factors are satisfied, that the bonus component would be two times target bonus). If the annual bonus for the year of termination is not intended to be an Exempt Bonus, the bonus component would have been two times target bonus.

In addition to the payments described above, if, within 12 months following a Change in Control (as defined in the Agreement), Mr. Skarzynski’s employment ended on a termination without Cause, any outstanding equity compensation awards would have fully and immediately vested and become exercisable.

In order to receive the severance benefits provided under the Skarzynski Agreement, Mr. Skarzynski must execute a release in the form provided by the Company of all legally-releasable claims that Mr. Skarzynski may then have against the Company and any of its affiliates.

Notwithstanding the foregoing, Mr. Skarzynski resigned effective January 11, 2010 and we entered into a Settlement Agreement and General Release, see “Compensation Discussion and Analysis — 2010 Developments — Skarzynski Settlement and General Release” above.

Adams Executive Employment Agreement

We have entered into an Executive Employment Agreement with Mr. Adams. We or Mr. Adams may terminate Mr. Adams’s employment at any time for any reason, or for no reason. If Mr. Adams’s employment terminates for any reason, we will pay to Mr. Adams (i) any earned but unpaid annual base salary; (ii) any earned but unpaid annual bonus; (iii) any unreimbursed business expenses, in accordance with the Company’s policies; (iv) any unpaid relocation or temporary living expenses (subject to the repayment obligation described above); and (v) any amounts or benefits payable under any Company benefit plans then in effect.

In addition to the payments described above, if we terminate Mr. Adams’s employment without Cause (as defined in the Adams Agreement) or if Mr. Adams resigns as a result of a Position Diminishment (as defined in the Adams Agreement), Mr. Adams will be entitled to receive cash severance and the full cost of health care continuation until the earlier of 18 months or subsequent coverage.

Except as provided in the next paragraph, if Mr. Adams is entitled to receive cash severance in connection with a without Cause (as defined in the Adams Agreement) termination or a resignation as a result of a Position Diminishment (as defined in the Adams Agreement), we will pay to him in cash an amount equal to 1.75 times his then applicable base salary, in equal installments over a 12-month period. Payment will cease if Mr. Adams obtains subsequent employment prior to the end of the 12-month period.

If Mr. Adams is entitled to receive cash severance in connection with a without Cause termination or a resignation as a result of a Position Diminishment within 12 months following a Change in Control, we will pay to him in cash an amount equal to 2.625 times his then applicable base salary, in equal installments over a 12 month period. Payment will cease if Mr. Adams obtains subsequent employment prior to the end of the 12 month period. In addition, any outstanding equity compensation awards will fully and immediately vest and become exercisable.

In order to receive the severance benefits provided under the Adams Agreement, Mr. Adams must execute a release in the form provided by us of all legally releasable claims that Mr. Adams may then have against us and any of our affiliates.

Henrick Executive Employment Agreement

We have entered into an Executive Employment Agreement with Mr. Henrick. We or Mr. Henrick may terminate Mr. Henrick’s employment at any time for any reason, or for no reason. If Mr. Henrick’s employment terminates for any reason, we will pay to Mr. Henrick (i) any earned but unpaid annual base salary; (ii) any earned but unpaid annual bonus; (iii) any unreimbursed business expenses, in accordance with our policies; (iv) any unpaid relocation or temporary living expenses (subject to the repayment obligation described above); and (v) any amounts or benefits payable under any Company benefit plans then in effect.

In addition to the payments described above, if the Company terminates Mr. Henrick’s employment without Cause or if Mr. Henrick resigns as a result of a Position Diminishment, Mr. Henrick will be entitled to receive cash severance and the full cost of health care continuation until the earlier of 18 months or subsequent coverage.

Except as provided in the next paragraph, if Mr. Henrick is entitled to receive cash severance in connection with a without Cause termination or a resignation as a result of a Position Diminishment, we will pay to him in cash an amount equal to 1.75 times his then applicable base salary, in equal installments over a 12-month period. Payment will cease if Mr. Henrick obtains subsequent employment prior to the end of the 12-month period.

If Mr. Henrick is entitled to receive cash severance in connection with a without Cause termination or a resignation as a result of a Position Diminishment within 12 months following a Change in Control, we will pay to him in cash an amount equal to 2.625 times his then applicable base salary, in equal installments over a 12 month period. Payment will cease if Mr. Henrick obtains subsequent employment prior to the end of the 12 month period. In addition, any outstanding equity compensation awards will fully and immediately vest and become exercisable.

In order to receive the severance benefits provided under the Henrick Agreement, Mr. Henrick must execute a release in the form provided by us of all legally releasable claims that Mr. Henrick may then have against us and any of our affiliates.

2009 Potential Payments Upon Termination or Change in Control

		Without
		Cause	Change in	Voluntary
		Termination	Control	Termination	Death	Disability
Name	Benefit	(2) ($)	(3) ($)	(4) ($)	($)	($)

Stephen B. Morris (5)	Transitional Compensation	1,018,888	1,018,888	1,018,888	1,018,888	1,018,888
	Parachute payment tax gross-ups	—	—	—	—	—
	Total	1,018,888	1,018,888	1,018,888	1,018,888	1,018,888
Michael P. Skarzynski	Severance	1,461,539	1,461,539	—	—	—
	Acceleration of Vesting(1)	—	4,534,881	—	4,534,881	4,534,881
	Benefits Continuation	29,422	29,422	—	—	—
	Parachute payment tax gross-ups	—	—	—	—	—
	Total	1,490,961	6,025,842	—	4,534,881	4,534,881
Sean R. Creamer	Severance	1,198,530	1,521,612	—	—	—
	Acceleration of Vesting(1)	—	2,416,246	—	2,416,246	2,416,246
	Benefits continuation	28,685	38,247	—	—	—
	Parachute payment tax gross-ups	—	987,075	—	—	—
	Total	1,227,215	4,963,180	—	2,416,246	2,416,246
Alton L. Adams	Severance	699,972	1,049,958	—	—	—
	Acceleration of Vesting(1)	—	1,082,528	—	1,082,528	1,082,528
	Benefits continuation	17,204	17,204	—	—	—
	Parachute payment tax gross-ups	—	—	—	—	—
	Total	717,176	2,149,690	—	1,082,528	1,082,528
Timothy T. Smith	Severance	855,036	1,091,189	—	—	—
	Acceleration of Vesting(1)	—	1,437,405	—	1,437,405	1,437,405
	Benefits continuation	27,887	37,182	—	—	—
	Parachute payment tax gross-ups	—	489,703	—	—	—
	Total	882,923	3,055,479	—	1,437,405	1,437,405
Robert Henrick	Severance	656,247	984,370	—	—	—
	Acceleration of Vesting(1)	—	879,563	—	879,563	879,563
	Benefits continuation	22,763	22,763	—	—	—
	Parachute payment tax gross-ups	—	—	—	—	—
	Total	679,010	1,886,696	—	879,563	879,563

(1)	Represents the amount of compensation that would have been received on December 31, 2009, upon the acceleration of vesting of all outstanding unvested share-based awards by each NEO. For stock options, the value was determined based upon each option’s intrinsic value (i.e., difference between the share’s market price on December 31, 2009, and the related option’s exercise price). For restricted stock, the value was determined based upon the share market price as of December 31, 2009, $23.42. The compensation amounts are not necessarily equal to the Company’s unvested share-based compensation.

(2)	Except for Mr. Morris, this column also includes payments that would be made if the Executive resigned as a result of a Position Diminishment.

(3)	Except for Mr. Morris (who is not entitled to any enhanced severance upon a change in control), the executive would only be entitled to receive the payments in this column if the executive is terminated without cause or actually resigns as a result of a Position Diminishment during a window period following a change of control or a leadership change.

(4)	Except for Mr. Morris, applies to voluntary terminations other than as a result of a Position Diminishment.

(5)	Mr. Morris entered into an Executive Transition Agreement on December 31, 2008 as disclosed above. The disclosures in this table are consistent with the terms of the Executive Transition Agreement.

Effective January 11, 2010, Mr. Skarzynski resigned, and we entered into a Settlement Agreement and General Release. For additional details, see “Compensation Discussion and Analysis — 2010 Developments — Skarzynski Settlement Agreement and General Release” above.

Compensation Committee Interlocks and Insider Participation

William T. Kerr, Philip Guarascio, Larry E. Kittelberger and Luis G. Nogales served on the Compensation and Human Resources Committee of the Board of Directors during 2009. No member of the Compensation and Human Resources Committee was at any time during 2009, or formerly, an officer or employee of Arbitron or any of its subsidiaries, and no member of the Compensation and Human Resources Committee had any relationship with Arbitron during 2009 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers serves as a member of the board of directors or executive compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that are likely to lead to excessive risk taking that would have a material adverse effect on the Company.

STOCK OWNERSHIP INFORMATION

Stock Ownership of Arbitron’s Directors and Executive Officers

The following table sets forth the number of shares of our common stock beneficially owned, directly or indirectly, as of April 1, 2010, by (i) each nominee for election as a director, (ii) each person who served as a director during 2009, (iii) the NEOs, and (iv) our directors, nominees, and executive officers as a group. Each person has sole voting and investment power with respect to the shares beneficially owned by that person, except as otherwise indicated. The percentages below are based on the number of shares of our common stock issued and outstanding as of April 1, 2010.

	Number of Shares of		Percent of Shares
	Common Stock		of Common Stock
Name of Individual or Identity of Group	Beneficially Owned(1)		Owned(2)

Directors:
Shellye L. Archambeau(3)(4)	58,821		*
David W. Devonshire(4)	33,324		*
John A. Dimling	—		—
Philip Guarascio(3)(4)	86,757		*
William T. Kerr(3)(4)	44,511		*
Larry E. Kittelberger(3)(4)	106,678		*
Luis G. Nogales(3)(4)	104,960		*
Richard A. Post(3)(4)	117,698		*
Named Executive Officers:
Stephen B. Morris(3)(4)	355,876	(5)	1.32%
Michael P. Skarzynski	—		—
Sean R. Creamer(3)	140,664		*
Alton Adams(3)	71,044		*
Timothy T. Smith(3)	66,866		*
Robert Henrick(3)	53,894		*
All Executive Officers and Directors as a Group (14 persons)(3)(4)	954,312		3.49%

*	Represents less than 1%.

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days after April 1, 2010. More than one person may be deemed to be a beneficial owner of the same securities.

(2)	For the purpose of computing the percentage ownership of each beneficial owner, any securities that were not outstanding but that were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days after April 1, 2010, were deemed to be outstanding in determining the percentage owned by such person, but were deemed not to be outstanding in determining the percentage owned by any other person.

(3)	Includes options exercisable within 60 days from April 3, 2009 for Mr. Morris to purchase 250,000 shares of common stock; includes options exercisable within 60 days from April 1, 2010 for Ms. Archambeau to purchase 55,756 shares of common stock; includes options exercisable within 60 days from April 1, 2010 for Mr. Guarascio to purchase 81,710 shares of common stock; includes options exercisable within 60 days from April 1, 2010 for Mr. Kerr to purchase 38,324 shares of common stock; includes options exercisable within 60 days from April 1, 2010 for Mr. Kittelberger to purchase 91,690 shares of common stock; includes options exercisable within 60 days from April 1, 2010 for Mr. Nogales to purchase 97,215 shares of common stock; includes options exercisable within 60 days from April 1, 2010 for Mr. Post to purchase 109,792 shares of common stock; includes options exercisable within 60 days from April 1, 2010 for Mr. Creamer to purchase 88,646 shares of common stock; includes options exercisable within 60 days from April 1, 2010 for Mr. Adams to purchase 66,116 shares of common stock; includes options exercisable within 60 days from April 1, 2010 for Mr. Smith to purchase 36,274 shares of common stock; includes options exercisable within 60 days from April 1, 2010 for Mr. Henrick to purchase 53,719 shares of common stock; and, includes options exercisable within 60 days from April 1, 2010 for all executive officers and directors as a group to purchase 806,102 shares of common stock.

(4)	Includes 3,065 DSUs for Ms. Archambeau, which vest within 60 days of April 1, 2010, and convert to shares of common stock on a one-for-one basis following termination of service as a director; includes 5,047 DSUs for Mr. Guarascio, which vest within 60 days of April 1, 2010, and convert to shares of common stock on a one-for-one basis following termination of service as a director; includes 4,187 DSUs for Mr. Kerr, which vest within 60 days of April 3, 2009, and convert to shares of common stock on a one-for-one basis following termination of service as a director; includes 14,988 DSUs for Mr. Kittelberger, which vest within 60 days of April 1, 2010, and convert to shares of common stock on a one-for-one basis following termination of service as a director; includes 7,745 DSUs for Mr. Nogales, which vest within 60 days of April 1, 2010, and convert to shares of common stock on a one-for-one basis following termination of service as a director; and includes 7,906 DSUs for Mr. Post, which vest within 60 days of April 1, 2010, and convert to shares of common stock on a one-for-one basis following termination of service as a director.

(5)	The stock ownership information is provided to the best of our knowledge as Mr. Morris retired effective as of December 31, 2009.

Stock Ownership of Arbitron’s Principal Stockholders

The following table sets forth the number of shares of our common stock beneficially owned, directly or indirectly, by each person known to us to beneficially own more than 5% of our outstanding common stock. This information is based solely upon the beneficial ownership of these persons as reported to us as of the date of the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission on behalf of such persons. Each person or entity has sole voting and investment power with respect to the shares beneficially owned by that person or entity, except as otherwise indicated. The percentages below are based on the number of shares of our common stock issued and outstanding as of April 1, 2010.

	Amount and Nature of		Percent of Common
Name and Address of Beneficial Owner	Beneficial Ownership		Stock Owned

BlackRock, Inc.
BlackRock Advisors LLC
BlackRock Advisors (UK) Limited
BlackRock Asset Management Australia Limited
BlackRock Asset Management Japan Limited
BlackRock Capital Management, Inc.
BlackRock Fund Advisors
BlackRock Institutional Trust Company, N.A.
BlackRock Investment Management, LLC
BlackRock Financial Management, Inc.
BlackRock International Ltd
BlackRock Investment Management UK Ltd 142 West 57th Street New York, New York 10019	3,940,305	(1)	14.8%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	3,691,458	(2)	13.9%
Pamet Capital Management, L.P.
Pamet Capital Management, LLC
Abrams Capital Partners II, L.P.
Abrams Capital, LLC
David C. Abrams 222 Berkley Street, 22nd Floor Boston, Massachusetts 02116	3,207,709	(3)	12.1%
Schroder Investment Management North America Inc. 875 Third Avenue, 21st Floor New York, NY 10022	1,503,500	(4)	5.6%

(1)	As reported on a Schedule 13G filed on January 8, 2010. BlackRock, Inc. on its own behalf and on behalf of any subsidiaries listed in the Schedule 13G indicated it had sole voting and dispositive power for all 3,940,305 shares.

(2)	As reported on Schedule 13G filed on February 12, 2010. According to the Schedule 13G, Wellington Management Company, LLP represents 3,691,458 common shares which it was deemed to beneficially own as a result of acting as investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, and Wellington Management Company, LLP has shared voting power with respect to 2,967,189 common shares and shared dispositive power with respect to 3,691,458 common shares.

(3)	As reported on Schedule 13G/A filed on February 12, 2010. According to the Schedule 13G/A, (a) Abrams Capital Partners II, L.P. has shared voting and dispositive power with respect to 2,458,399 common shares, (b) Abrams Capital, LLC has shared voting and dispositive power with respect to 2,992,325 common shares, and (c) Pamet Capital Management, LLC, Pamet Capital Management, L.P. and David Abrams

each have shared voting and dispositive power with respect to 3,207,709 common shares. The Schedule 13G/A indicates that shares reported herein for Abrams Capital Partners II, L.P. (“ACP II”) represent shares beneficially owned by ACP II and other private investment funds for which Abrams Capital serves as general partner. Shares reported herein for Pamet Capital Management, L.P. (“Pamet LP”) and Pamet Capital Management, LLC (“Pamet LLC”) represent the above-referenced shares beneficially owned by Abrams Capital and shares beneficially owned by another private investment fund for which Pamet LP serves as investment manager. Pamet LLC is the general partner of Pamet LP. Shares reported herein for Mr. Abrams represent the above referenced shares reported for Abrams Capital and Pamet LLC. Mr. Abrams is the managing member of Abrams Capital and Pamet LLC. Each of the Reporting Persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein.

(4)	As reported on Schedule 13G filed on February 16, 2010. According to the Schedule 13G, Schroder Investment Management North America Inc. represents 1,503,500 common shares which it was deemed to beneficially own as a result of acting as investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, and Schroder Investment Management North America Inc. has sole voting and dispositive power with respect to these shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions.  The Board of Directors has adopted a written Policy and Procedures with Respect to Related Person Transactions (the “Policy”), which is administered by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal staff is primarily responsible for the implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our proxy statement. In addition, the Nominating and Corporate Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. It is our policy to enter into or ratify disclosable related person transactions only when the Nominating and Corporate Governance Committee determines that the related person transaction in question is in, or is not inconsistent with, the best interests of the Company and our stockholders. In the course of its review and approval or ratification of a disclosable related party transaction, the Nominating and Corporate Governance Committee considers:

•	the benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction;

•	the terms available to unrelated third parties or to employees generally; and

•	any other matters the Nominating and Corporate Governance Committee deems appropriate.

Any member of the Nominating and Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote to approve or ratify the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Nominating and Corporate Governance Committee at which the transaction is considered.

We have not entered into any related person transactions that meet the requirements for disclosure in this proxy statement.

AMENDMENT TO AND RESTATEMENT OF
THE ARBITRON INC. 2008 EQUITY COMPENSATION PLAN
(Proposal 2)

On February 25, 2010, our Board of Directors, upon the recommendation of the Compensation and Human Resources Committee adopted, subject to stockholder approval at the annual meeting, an amendment to the 2008 Equity Compensation Plan (the “2008 Plan”), to increase the number of shares of common stock with respect to which awards may be granted under the 2008 Plan by 2,200,000 shares to a total of 4,700,000 shares.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining, and motivating key personnel. Accordingly, the Board of Directors believes adoption of the amended and restated 2008 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the amended and restated 2008 Plan, including an increase of 2,200,000 shares of common stock for issuance thereunder, the extension of the 2008 Plan term, and the addition of performance criteria to facilitate the granting of performance-based compensation.

The 2008 Plan was originally approved by stockholders on May 13, 2008. As of the record date, an aggregate of 1,860,157 shares of common stock have been issued or reserved for either the issuance upon exercise of outstanding options or settlement of DSUs or settlement of restricted stock units under the Plan. Therefore, a total of only 639,843 shares remain available for future issuance under the Plan, subject to the adjustment provisions set forth in the Plan in the event of reorganizations, mergers, consolidations, recapitalizations, liquidations, stock dividends, splits, combinations of shares, rights offerings, or other similar changes in the corporate structure of the shares of common stock remaining available for issuance under the 2008 Plan.

The Board of Directors believes that the number of shares of common stock currently available for issuance under the Plan is not sufficient in view of our compensation structure and strategy. The Board of Directors has concluded that our ability to attract and retain exceptional employees, directors, consultants and independent contractors is important to our success and would be enhanced by our continued ability to grant equity compensation. In addition, the Board of Directors believes that the availability of the additional 2,200,000 shares of common stock for issuance under the Plan would ensure that we continue to have a sufficient number of shares of common stock authorized for issuance under the Plan.

If we receive stockholder approval of the amendment of and restatement to the 2008 Plan, the Board will commit to our stockholders that for fiscal years 2010 through 2012, we will not grant during such three fiscal years a number of shares subject to options or stock awards to employees or non-employee directors, such that the average number of shares granted over such three-year period is greater than 2.77% of the weighted average number of shares of our common stock that were outstanding for each of such three fiscal years. The 2.77% burn rate is the average of RiskMetrics Group’s industry burn rate caps for 2009 and 2010. This limitation does not apply to awards settled in cash as opposed to the delivery of shares of our common stock, awards under plans assumed in acquisitions, and any issuances under tax-qualified employee stock purchase plans and certain other tax-qualified plans. For purposes of calculating the number of shares granted in a fiscal year with respect to this commitment, full value stock awards will count as equivalent to 2.0 option shares, calculated based on the current annualized 200 day average volatility.

Key Features of the Amended and Restated 2008 Plan

•	Increase the number of common stock shares authorized for issuance by 2,200,000 to a total of 4,700,000.

•	Clarify that performance-based cash awards are permitted under the 2008 Plan.

•	Structure the share reserve as a full-value program.

•	Stock options and stock appreciation rights may not be repriced without prior approval by our stockholders.

•	Stock options and stock appreciation rights may not be granted below fair market value.

•	Provide a double-trigger for vesting following a change in control so that the awards vest only if there is a change in control followed within 24 months by a termination without cause or by the participant for good reason.

•	Expand the list of potential performance criteria to enable certain awards to qualify as “performance-based compensation” exempt from deductibility limits under Internal Revenue Code section 162(m).

Description of the 2008 Plan

The following summary of the material terms of the 2008 Plan as proposed to be amended and restated is qualified in its entirety by reference to the complete text of the proposed amended and restated 2008 Plan, a copy of which is attached as Appendix A to this proxy statement.

Types of Awards

The 2008 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, other stock-based awards and performance-based cash awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted with an exercise price equal to or greater than the fair market value of the common stock on the date of grant. Options (other than “substitute awards”) may not be granted for a term in excess of ten years. The 2008 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of common stock, (iii) any other lawful means, or (iv) any combination of these forms of payment. Options typically vest in equal annual installments on the first three anniversaries of the date of grant.

Stock Appreciation Rights.  A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock.  Awards of Restricted Stock entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase (or to require the forfeiture of such shares if issued at no cost) all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards.  Restricted Stock Unit Awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Deferred Stock Unit Awards.  Deferred Stock Unit Awards entitle the recipient to receive shares of common stock to be delivered at a future date pursuant to the terms and conditions established by the Board of Directors (awards of Restricted Stock, Restricted Stock Unit Awards, and Deferred Stock Unit Awards are referred to, collectively, as “Restricted Stock Awards”).

Restricted Stock Awards that vest solely based on the passage of time will be zero percent vested before the first anniversary of the date of grant, no more than one-third vested before the second anniversary of the date of grant, and no more than two-thirds vested before the third anniversary of the date of grant. Restricted Stock Awards that do not vest solely based on the passage of time will not vest before the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing restrictions do not apply to (i) Performance Awards, or (ii) Restricted Stock Awards granted, in the aggregate, for up to 10% of the maximum number shares authorized for issuance under the 2008 Plan. In addition, the Board may, in its discretion, either at the time a Restricted Stock Award is made or any time thereafter, waive its right to repurchase shares of common stock (or waive the forfeiture thereof) or remove or modify any part of all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances such as death, disability or retirement of the recipient of the Award, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company, or any other nonrecurring significant event affecting the Company, a participant, or the 2008 Plan.

Other Stock-Based Awards.  Under the 2008 Plan, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future. Other Stock-Based Awards are subject to the restrictions on vesting applicable to Restricted Stock Awards that are described in the prior paragraph.

Performance-Based Cash Awards.  Under the 2008 Plan, the Board of Directors has the right to grant performance units payable in cash, based upon the achievement of specified performance goals during a specified performance period. Subject to the 2008 Plan, the performance goals, performance period and other terms and conditions applicable to performance awards will be specified by the Compensation and Human Resources Committee and set forth in the award agreement. The Compensation and Human Resources Committee has discretion to adjust the performance awards downwards, but not upwards.

Performance Conditions.  The Compensation and Human Resources Committee may determine, at the time of grant, that a Restricted Stock Award, Performance-Based Cash Award or Other Stock-Based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code (“Performance Based Awards”). Under the amended and restated 2008 Plan, the performance criteria for each such Award will be based on the relative or absolute attainment of specified levels of one or any combination of the following expanded list: (i) change in share price; (ii) operating earnings, operating profit margins, earnings before interest, taxes, depreciation, or amortization, net earnings, earnings per share (basic or diluted) or other measure of earnings; (iii) total stockholder return; (iv) operating margin; (v) gross margin; (vi) balance sheet performance, including debt, long or short term, inventory, accounts payable or receivable, working capital, or stockholders’ equity; (vii) return measures, including return on invested capital, sales, assets, investment or equity; (viii) days’ sales outstanding; (ix) operating income; (x) net operating income; (xi) pre-tax profit; (xii) cash flow, including cash flow from operations, investing, or financing activities, before or after dividends, investments, or capital expenditures; (xiii) revenue; (xiv) expenses, including cost of goods sold, operating expenses, marketing and administrative expense, research and development, restructuring or other special or unusual items, interest, tax expense, or other measures of savings; (xv) earnings before interest, taxes and depreciation; (xvi) economic value created or added; (xvii) market share; (xviii) sales or net sales; (xix) sales or net sales of particular products; (xx) gross profits; (xxi) net income; (xxii) inventory turns; (xxiii) revenue per employee; and (xxiv) implementation or completion of critical projects involving acquisitions, divestitures, process improvements, product or production quality, attainment of other strategic objectives relating to market penetration, geographic expansion, product development, regulatory or quality performance, innovation or research goals. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures will be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Only employees, officers, and directors, of the Company and its subsidiaries are eligible to be granted Awards under the 2008 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

Plan Benefits

As of April 1, 2010, approximately 1,378 persons were eligible to receive Awards under the 2008 Plan, including the Company’s seven executive officers and seven non-employee directors. The granting of Awards under the 2008 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except as set forth below. It is Company’s current practice that non-employee directors receive automatic annual grants of $100,000 of deferred stock units, which deferred stock units will vest in three equal installments over a three-year period and shall be payable no sooner than six months following the directors termination of service as a director of the Company. It is not possible to determine other specific amounts that may be awarded under the 2008 Plan.

Name and Position	Number of Units

Non-employee director group	27,184

On April 1, 2010, the last reported sale price of the Company common stock on the New York Stock Exchange was $25.75.

Administration

The 2008 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2008 Plan and to interpret the provisions of the 2008 Plan. Pursuant to the terms of the 2008 Plan, the Board of Directors may delegate authority under the 2008 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation and Human Resources Committee to administer certain aspects of the 2008 Plan.

Subject to any applicable limitations contained in the 2008 Plan, the Board of Directors, the Compensation and Human Resources Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options and the reference price of SARs (which in either case may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, Restricted Stock Award, performance-based cash award or other stock-based Awards and the terms and conditions of such Awards.

The Board of Directors is required to make appropriate adjustments in connection with the 2008 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2008 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled or (b) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction, or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board of Directors or the Compensation and Human Resources Committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board or the Committee determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

Upon a Change in Control Event, as defined in the 2008 Plan, where the award is assumed or replaced and that is followed within 24 months by a participant’s termination without cause or voluntarily by the participant for good reason, except to the extent specifically provided to the contrary in the instrument evidencing such award, all Options then outstanding will automatically become immediately exercisable in full and all restrictions and conditions on all Restricted Stock Awards then outstanding will automatically be deemed terminated or satisfied. Upon a Change in Control, as defined in the 2008 Plan, where the award is neither assumed or replaced, except to the extent specifically provided to the contrary in the instrument evidencing such award, all Options then outstanding will become immediately exercisable in full and all restrictions and conditions on all Restricted Stock Awards then outstanding will automatically be deemed terminated or satisfied provided that the participant’s employment has not been terminated prior to such date

No Repricing

Unless such action is approved by the Company’s stockholders: (i) no outstanding option granted under the 2008 Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option or the then current reference price per share of such outstanding SAR (other than adjustments related to stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization), and (ii) the Board of Directors may not cancel any outstanding option or SAR (whether or not granted under the 2008 Plan) and grant in substitution therefor new Awards under the 2008 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price or reference per share of the cancelled option or SAR, as the case may be, or for cash.

Certain Limitations

Except as described above with respect to repricing of Options and SARs, vesting of Restricted Stock Awards, Performance Awards, and certain matters requiring stockholder approval, the Board of Directors or the Compensation and Human Resources Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled, or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2008 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Notwithstanding the foregoing sentence, only the number of shares actually issued in settlement of a stock-settled SAR will be counted against the shares available under the 2008 Plan. Additionally, shares of common stock delivered to the Company by a participant to (A) purchase shares of common stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) will be added back to the number of shares available for the future grant of Awards.

The maximum number of shares of common stock with respect to which options and SARS may be granted to any participant under the 2008 Plan will be 500,000 in the aggregate during any period of three consecutive fiscal years of the Company. The maximum number of shares of common stock with respect to which Performance Awards may be granted under the 2008 Plan is 4,700,000. Performance-Based Awards paying in cash are limited to $5 million per participant per fiscal year.

Provisions for Foreign Participants

The Board of Directors or the Compensation and Human Resources Committee may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2008 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2008 Plan after May 25, 2020 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2008 Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the 2008 Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2008 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2008 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Performance-Based Cash Awards

A participant generally will have compensation income upon the payment of a performance-based cash award.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Additional 2008 Plan Disclosure

The following table summarizes the equity compensation plans under which Arbitron’s common stock may be issued as of December 31, 2009.

Number of
	Number of		securities
	securities to be		remaining available
	issued upon	Weighted-average	for issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities
	and rights	and rights	reflected in column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,226,219	$27.67	775,603
Equity compensation plans not approved by security holders	133,115	$43.66	38,535

Total	3,359,334	$28.30	814,138

Recommendation

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining, and motivating key personnel.

Accordingly, the Board of Directors believes adoption of the amended and restated 2008 Plan is in the best interests of the Company and its stockholders and recommends a vote FOR the approval of the amended and restated 2008 Plan, including an increase of 2,200,000 shares of common stock for issuance thereunder, the extension of the 2008 Plan term, and the addition of performance criteria to facilitate the granting of performance-based compensation.

AMENDMENT TO THE ARBITRON INC. EMPLOYEE STOCK PURCHASE PLAN
(Proposal 3)

On February 25, 2010, our Board of Directors, upon the recommendation of the Compensation and Human Resources Committee approved an amendment of and restatement to the Arbitron Inc. Employee Stock Purchase Plan (the “ESPP”), to increase the number of shares of common stock reserved for sale under the ESPP by 250,000 shares to a total of 1,100,000 shares, subject to approval by the stockholders at the annual meeting. The Board of Directors unanimously recommends that the stockholders approve the amendment to the ESPP.

The ESPP was originally adopted by Ceridian Corporation and its stockholders and became effective as of June 29, 1995. The maximum number of shares reserved for sale under the ESPP, as adjusted for the spin off, was 600,000. The ESPP was amended on May 13, 2008 to increase the maximum number of shares reserved for sale from 600,000 to 850,000, of which approximately 143,000 shares remain. The amendment to and restatement of the ESPP would increase the maximum number of shares reserved for sale from 850,000 to 1,100,000 shares of common stock (subject to adjustment as provided in the ESPP).

The Board of Directors believes that the number of shares of common stock currently reserved for sale under the ESPP is not sufficient. The Board of Directors believes that the ESPP provides a valuable opportunity for employees to acquire an ownership interest in the Company, provides stockholder value by aligning employee and stockholder interests, and serves to support recruitment and retention of qualified employees. In addition, the Board of Directors believes that the availability of the additional 250,000 shares of common stock reserved for sale under the ESPP would ensure that we continue to have a sufficient number of shares of common stock authorized for sale under the ESPP.

The material features of the ESPP are summarized below, which summary is qualified in its entirety by the text of the ESPP. A copy of the ESPP is attached as Appendix B to this proxy statement.

Administration of the ESPP

The ESPP is administered by the Compensation and Human Resources Committee.

Description of the ESPP

Generally, any person, including an officer, who is employed by the Company and is not on long-term disability or unpaid leave status on the last day of the calendar month immediately preceding the first day of an offering period under the ESPP, is eligible to participate in the ESPP for that offering period. Offering periods are continuous consecutive three-month periods beginning on March 16 and ending on June 15, beginning on June 16 and ending on September 15, beginning on September 16 and ending on December 15, and beginning on December 16 and ending on March 15. The ESPP provides an opportunity for participants to purchase shares of our common stock at a price equal to the lesser of (i) 85% of the fair market value of the common stock on the first day of the offering period, or (ii) 85% of the fair market value of the common stock on the last day of the offering period. For so long as our common stock is listed on the New York Stock Exchange, the fair market value of the common stock on any date will be equal to the closing sale price of the common stock on such date. Eligible employees who have elected to participate in the ESPP may contribute cash to the ESPP through payroll deductions. The aggregate amount of such deductions may not be less than $25 or more than $5,312.50 per offering period. No increases or decreases in the amount of such deductions may be made during an offering period.

As soon as practicable following the end of each offering period shares of common stock are purchased at the applicable purchase price with funds contributed by the participant during the offering period. Shares of common stock purchased pursuant to the ESPP are held in share accounts maintained for and in the name of each participant by an agent designated by the Company to provide share accounts and certain administrative services in connection with the ESPP. Dividends paid with respect to shares credited to each share account will, if paid in cash, automatically be reinvested in whole and fractional shares of common stock. Participants may request that the agent cause a stock certificate representing some or all of the number of whole shares of common stock credited to the participant’s share account be issued in the name of the participant.

A participant may terminate his or her participation in the ESPP and withdraw all, but not less than all, of the payroll deductions credited to his or her contribution account under the ESPP at any time on or before the last business day of an offering period by giving written notice to the Company. The timing of any withdrawal must comply with the Company’s insider trading policy. Upon termination of a participant’s employment with the Company for any reason, including retirement or death, his or her participation in the ESPP will automatically cease and the payroll deductions accumulated in his or her contribution account will be returned to the participant as soon as practicable after such employment termination or, in the case of death, to the person or persons entitled thereto. A participant’s termination of participation in the ESPP, other than in connection with termination of employment, will not have any effect upon his or her eligibility to participate in a subsequent offering period.

Federal Income Tax Consequences

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. As a result, participants will be afforded favorable tax treatment under Sections 421 and 423 of the Code. A participant in an offering under the ESPP will not recognize income subject to federal income tax at the commencement of an offering period or at the time shares of common stock are purchased. No federal income tax consequences result to the Company at the commencement of an offering period under the ESPP, upon the subsequent purchases of shares of common stock by participants, or upon the disposition of shares under the ESPP, other than with respect to a disqualifying disposition. If no disposition of the shares purchased in an offering period is made within two years from the commencement of such offering period, nor within one year from the date the shares are transferred to the employee, then upon subsequent disposition of the shares, ordinary income may be recognized by the participant, depending upon the purchase price formula applicable to that offering, on up to 15% of the fair market value of the shares on such commencement date. Any additional gain realized will be capital gain. Any loss realized by an employee upon disposition of the shares will constitute a capital loss.

If the shares are disposed of within the two year or one year periods mentioned above (a “disqualifying disposition”), the participant will recognize ordinary income at the time of such disposition in any amount equal to the difference between the fair market value of the shares at the time such shares were purchased and the purchase price of the shares, and the Company will generally be entitled to a corresponding deduction from its income. Any difference between such fair market value and the disposition price will be treated as capital gain or loss to the participant and will not be deductible by the Company.

Recommendation

Our Board of Directors believes it is in the best interests of Arbitron and our stockholders to continue to provide employees the opportunity to acquire an ownership interest in Arbitron through their participation in the ESPP, encouraging them to remain in our employ and more closely aligning their interests with those of our long-term stockholders.

Our Board unanimously recommends a vote FOR the approval of the amendment to the ESPP to increase the number of shares of common stock reserved for sale under the ESPP.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 4)

We are asking the stockholders to ratify the Audit Committee’s appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2010. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Arbitron’s and its stockholders’ best interests.

KPMG has audited our consolidated financial statements annually since 2001. Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is necessary to approve Proposal 4, the ratification of the appointment of our independent registered public accounting firm. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal 4. The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of KPMG unless a contrary choice is indicated.

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

AUDIT FEES AND PREAPPROVAL POLICIES AND PROCEDURES

The Audit Committee of the Board of Directors has selected KPMG LLP, our current independent registered public accounting firm, to serve as our independent registered public accounting firm for the year ending December 31, 2010.

The Board of Directors has requested that representatives of KPMG LLP attend the Annual Meeting, and they are expected to attend. These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to stockholder questions.

The following table sets forth the aggregate fees billed to Arbitron for services rendered during, or in connection with, the fiscal years ended December 31, 2009, and 2008, by KPMG LLP:

	2009	2008

Audit Fees(1)	$455,000	$457,000

Audit-Related Fees
Benefit Plan Audits	33,000	32,000

Total Audit-Related Fees	33,000	32,000
Tax Fees	3,000	—

All Other Fees
Continuing Education Seminars	3,000	2,000

Total All Other Fees	3,000	2,000

Total Fees to Independent Auditors	$494,000	$491,000

(1)	Audit fees include costs associated with the audit of our financial statements included in our annual report on Form 10-K, the review of financial statements included in our quarterly reports on Form 10-Q, the annual audit of our internal control over financial reporting, one foreign statutory audit and consents provided with certain Form S-8 filings.

The Audit Committee, in accordance with the preapproval policies and procedures described below, approved all of the services described in the table above.

Preapproval Policies and Procedures

The Audit Committee’s policy is to specifically review and preapprove any engagement of the independent registered public accounting firm to provide any audit or permissible nonaudit service to Arbitron. In the event that preapproval is required prior to a scheduled meeting, the Audit Committee has delegated authority to its Chairman to specifically preapprove engagements for the performance of nonaudit services, provided that the estimated cost for such services is less than $25,000. If the Chairman is not available, another member of the Audit Committee may preapprove such nonaudit service engagement. All decisions made under this delegation of authority are required to be reported to the full Audit Committee for ratification at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for fiscal year 2009 with the Company’s management and has discussed these financial statements with KPMG LLP, the Company’s registered independent public accounting firm. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). KPMG LLP also provided the Audit Committee with both the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and has discussed with the Audit Committee the independence of KPMG LLP from the Company. In addition, the Audit Committee has considered whether the provision of nonaudit services, and the fees charged for such nonaudit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from the Company, and determined that they are compatible with independence.

The Audit Committee discussed with the Company’s internal and independent accountants the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer, Chief Financial Officer and Vice President, Accounting Services and Treasury of the Company to discuss the processes they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In reliance on the reviews and discussions referred to above and based on the foregoing, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements for fiscal year 2009 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by the Audit Committee of the
Board of Directors

Richard A. Post, Chair
Shellye L. Archambeau
David W. Devonshire

OTHER MATTERS

Arbitron Mailing Address

Our current mailing address is 9705 Patuxent Woods Drive, Columbia, Maryland 21046.

Multiple Stockholders Sharing the Same Address

We are sending only one annual report and proxy statement or Notice of Internet Availability of Proxy Materials to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials in the future, they may telephone Arbitron’s Treasury Manager at (410) 312-8278 or write to him at 9705 Patuxent Woods Drive, Columbia, Maryland 21046. If you did not receive an individual copy of this proxy statement or our annual report or Notice of Internet Availability of Proxy Materials and you wish to do so, we will send you a copy if you contact Arbitron’s Treasury Manager in the same manner. In addition, if you are receiving multiple copies of our annual report and proxy statement or Notice of Internet Availability of Proxy Materials, you can request householding by contacting Arbitron’s Treasury Manager in the same manner.

Stockholder Proposals for Next Year’s Annual Meeting

If you want us to consider including a stockholder proposal in next year’s proxy statement, you must deliver such proposal in writing to Timothy T. Smith, Executive Vice President and Chief Legal Officer, Legal and Business Affairs and Secretary at 9705 Patuxent Woods Drive, Columbia, Maryland 21046, no later than December 16, 2010.

Any other matters proposed to be submitted for consideration at next year’s annual meeting of stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended) must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the 2011 annual meeting of stockholders. The proposal must contain specific information required by our bylaws, which are on file with the Securities and Exchange Commission and may be obtained from our Corporate Secretary upon written request. If a stockholder proposal is received before or after the range of dates specified above, our proxy materials for the next annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

Director Nominations

In accordance with procedures and requirements set forth in Article II, Section 13 of our bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to the Corporate Secretary, as set forth in the immediately preceding paragraph above. The notice must set forth:

•	The nominee’s name, age, business address and residence address;

•	The nominee’s principal occupation or employment;

•	Number of shares of Arbitron common stock beneficially owned by the nominee;

•	Any other information concerning the nominee that would be required, under rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of directors; and

•	Name and record address of, and number of shares of Arbitron common stock beneficially owned by, the stockholder making the nomination.

Proxy Solicitation

We have retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $8,000, plus reimbursement of out-of-pocket expenses. We will pay all expenses of soliciting proxies for the 2010 Annual Meeting. In addition to solicitations by mail, we have made arrangements for brokers, custodians, nominees and other fiduciaries to send proxy materials to their principals and we will reimburse them for their reasonable out-of-pocket expenses in doing so. Certain of our employees, who will receive no additional compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Arbitron with the Securities and Exchange Commission and the New York Stock Exchange. Such reporting persons are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon a review of Section 16(a) reports furnished to us for 2009, and/or on written representations from certain reporting persons that no reports were required, we believe that our directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2009.

Annual Report

A copy of our annual report for the year ended December 31, 2009 accompanies this proxy statement.

Arbitron has made previous filings under the Securities Act of 1933, as amended, and the Exchange Act that incorporate future filings, including this proxy statement, in whole or in part. However, the Report of the Compensation and Human Resources Committee and the Report of the Audit Committee shall not be incorporated by reference into any such filings.

Appendix A

ARBITRON INC.
2008 EQUITY COMPENSATION PLAN

(Amended and Restated Effective as of          , 2010 [Stockholder Approval Date] (the “Amendment
and Restatement Date”))

1.  Purpose.

The purpose of this 2008 Equity Compensation Plan (the “Plan”) of Arbitron Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” includes any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.  Eligibility.

All of the Company’s employees, officers, and directors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), deferred stock units (“DSUs”), other stock-based awards and cash awards as described in the Section 10(i) (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3.  Administration and Delegation.

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board has the authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it considers advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it considers expedient to carry the Plan into effect and will be the sole and final judge of such expediency. All decisions by the Board may be made in the Board’s sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. Until and to the extent the Board determines otherwise, the Compensation and Human Resources Committee of the Board shall constitute the Committee.

(c) Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board must fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer will be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange

Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

(d)  Awards to Non-Employee Directors.  Discretionary Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

4.  Stock Available for Awards.

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to 4,700,000 shares of common stock, $0.50 par value per share, of the Company (the “Common Stock”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting.  For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2), 4(b)(3), 4(b)(4), and 7(b)(1) with respect to vesting of Restricted Stock Awards, (i) all shares of Common Stock covered by independent SARs must be counted against the number of shares available for the grant of Awards; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or (B) results in any Common Stock not being issued, the unused Common Stock covered by such Award will again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options, the foregoing will be subject to any limitations under the Code; and provided further, in the case of independent SARs, that only the number of shares issued in settlement of a stock-settled SAR will be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section and (iii) shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares available for the future grant of Awards.

(b) Sub-limits.  Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards will apply:

(1) Section 162(m) Per-Participant Limits.  The maximum number of shares of Common Stock with respect to which Options and SARs may be granted to any Participant under the Plan will be 700,000 in the aggregate during any period of three consecutive fiscal years of the Company. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) will be treated as a single Award. The maximum number of shares of Common Stock with regard to which Awards other than Options and SARs that are intended to qualify as “performance-based compensation” under Code Section 162(m) may be granted to any Participant under the Plan will be 500,000 during any period of three consecutive fiscal years of the Company. The per Participant limits described in this Section 4(b)(1) will be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Incentive Stock Options.  The maximum number of shares with respect to which Incentive Stock Options may be granted is 4,700,000.

(c) Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards whether granted under the Plan or otherwise do not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code or by the applicable listing requirements.

5.  Stock Options.

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) will be designated a “Non-statutory Stock Option.”

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) will only be granted to employees of Arbitron Inc., any of Arbitron Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and will be subject to and will be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.  The Board will establish the exercise price of each Option and specify the exercise price in the applicable option agreement. Except for substitute Awards described in Section 4(c), the exercise price will be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price will be not less than 100% of the Fair Market Value on such future date.

“Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(3) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the clauses above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options.  Each Option will be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the

Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan will be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor either new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or cash.

(h) No Dividend Equivalents.  No option will provide for the payment or accrual of the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”).

6.  Stock Appreciation Rights.

(a) General.  The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(c). The date as of which such appreciation is determined will be the exercise date.

(b) Grants.  SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(c) Measurement Price.  The Board will establish the measurement price of each SAR and specify it in the applicable SAR agreement. Except for substitute Awards described in Section 4(c), the measurement price must not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price must be not less than 100% of the Fair Market Value on such future date.

(d) Duration of SARs.  Each SAR will be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs.  SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(f) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor either new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR or cash.

(g) Dividend Equivalents.  No SAR will provide for the payment or accrual of Dividend Equivalents.

7.  Restricted Stock; Restricted Stock Units.

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient if conditions specified by the Board in the applicable Award are not satisfied before the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) or at a future date (“Deferred Stock Units”), (Restricted Stock, Restricted Stock Units, and Deferred Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Limitations on Vesting.  Restricted Stock Awards that vest solely based on the passage of time will be zero percent vested before the first anniversary of the date of grant, no more than one-third vested before the second anniversary of the date of grant, and no more than two-thirds vested before the third anniversary of the date of grant. Restricted Stock Awards that do not vest solely based on the passage of time will not vest before the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in the event of death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company. The limitations of this Section 7(b) will not apply to (y) Performance Awards granted pursuant to Section 10(i) or (z) Restricted Stock Awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c) Terms and Conditions for All Restricted Stock Awards.  The Board will determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(d) Additional Provisions Relating to Restricted Stock.

(1) Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock. Notwithstanding the foregoing, dividends payable with respect to shares of Restricted Stock constituting Performance Awards shall only be delivered when the restrictions on the shares to which the dividends relate lapse.

(2) Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock must be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) will deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

(e) Additional Provisions Relating to Restricted Stock Units and Deferred Stock Units.

(1) Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant will be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as determined by the Board and provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units will be deferred, on a mandatory basis or at the election of the Participant and become a Deferred Stock Unit.

(2) Voting Rights.  A Participant will have no voting rights with respect to any Restricted Stock Units or Deferred Stock Units.

(3) Dividend Equivalents.  To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units or Deferred Stock Units may provide Participants with Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units or Deferred Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board establishes, in each case to be set forth in the applicable Award agreement. Notwithstanding the foregoing, Dividend Equivalents (if any) associated with Performance Awards shall be accumulated and paid only as and to the extent the related shares underlying the Performance Awards are issued.

8.  Other Stock-Based Awards.

(a) General.  Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards will also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board determines.

(b) Terms and Conditions.  Subject to the provisions of the Plan, the Board will determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto; provided however, that Other Stock-Based Awards shall be subject to the limitations of Section 7(b) and the requirement in Section 7(a)(3) regarding accumulation of dividend equivalents with respect to Performance Awards.

9.  Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a) and 4(b) and 7(b)(1) with respect to vesting of Restricted Stock Awards, (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, must be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, if the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend will be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” means: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards must be assumed, or substantially equivalent Awards must be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately before the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards will become exercisable, realizable, or deliverable, or restrictions applicable to an Award will lapse, in whole or in part before or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board will not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option will be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately before the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately before the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award will inure to the benefit of the Company’s successor and will, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding will automatically be deemed terminated or satisfied.

(c) Change in Control Events.

(1) Definition.  Except to the extent defined differently in an Award, a “Change in Control Event” means:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d 3 promulgated under the Exchange Act) 25% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions will not constitute a Change in Control Event: (1) any acquisition directly from the Company or (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (c) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute at least a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that this clause (y) excludes any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which includes, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately before such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed before the Business Combination); or

(iv) the liquidation or dissolution of the Company.

(2) Effect on Awards.  Notwithstanding the provisions of Section 9(b), except as provided otherwise in an individual agreement governing an Award, in the event of a Change in Control Event:

(i) for the portion of each Award that continues in effect or is assumed or for which substantially equivalent awards are substituted (as provided in Section 9(b)(2)), then Award or the substituted Award shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the shares (or other consideration) at the time represented by such continuing, assumed or substituted portion of the Award, immediately upon termination of the Participant’s employment or other service relationship if such employment or service relationship is terminated by the successor company or the Company without “cause” or voluntarily by the Participant with “good reason” (in each case as defined in the applicable agreement governing the Award) within twenty-four (24) months after the Change in Control Event; and

(ii) for the portion of each Award that does not continue in effect and is neither assumed nor substituted, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the effective date of the Change in Control Event, provided that the Participant’s employment or service relationship has not terminated prior to such date.

10.  General Provisions Applicable to Awards.

(a) Transferability of Awards.  Awards cannot be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company will not be required to recognize any such transfer until such time as the Participant and such permitted transferee must, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee will be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, include references to authorized transferees.

(b) Documentation.  Each Award will be evidenced in such form (written, electronic or otherwise) as the Board determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board may determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.  Except as otherwise provided in Section 5(g) with respect to repricings, Section 7(b)(1) with respect to vesting of Restricted Stock Awards, Section 10(i) with respect to Performance Awards or Section 11(d) with respect to actions requiring shareholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action will be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  Except as otherwise provided in Section 10(i) with respect to Performance Awards or Section 11(d) with respect to actions requiring shareholder approval, and subject to Section 7(b), the Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants.  Restricted Stock Awards, Other Stock-Based Awards and Cash Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants. Subject to Section 10(i)(4), no Performance Awards will vest before the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $5,000,000 per fiscal year per individual.

(2) Committee.  Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) must be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee will be treated as referring to such Committee or subcommittee. “Covered Employee” means any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee must specify that the degree of granting, vesting and/or payout must be subject to the achievement of one or more objective performance measures established by the Committee, which will be based on the relative or absolute attainment of specified levels of one or any combination of the following: (i) change in share price; (ii) operating earnings, operating profit margins, earnings before interest, taxes, depreciation, or amortization, net earnings, earnings per share (basic or diluted) or other measure of earnings; (iii) total stockholder return; (iv) operating margin; (v) gross margin; (vi) balance sheet performance, including debt, long or short term, inventory, accounts payable or receivable, working capital, or shareholders’ equity; (vii) return measures, including return on invested capital, sales, assets, investment or equity; (viii) days’ sales outstanding; (ix) operating income; (x) net operating income; (xi) pre-tax profit; (xii) cash flow, including cash flow from operations, investing, or financing activities, before or after dividends, investments, or capital expenditures; (xiii) revenue; (xiv) expenses, including cost of goods sold, operating expenses, marketing and administrative expense, research and development, restructuring or other special or unusual items, interest, tax expense, or other measures of savings; (xv) earnings before interest, taxes and depreciation; (xvi) economic value created or added; (xvii) market share; (xviii) sales or net sales; (xix) sales or net sales of particular products; (xx) gross profits; (xxi) net income; (xxii) inventory turns; (xxiii) revenue per employee; and (xxiv) implementation or completion of critical projects involving acquisitions, divestitures, process improvements, product or production quality, attainment of other strategic objectives relating to market penetration, geographic expansion, product development, regulatory or quality performance, innovation or research goals. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures will be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments.  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other.  The Committee will have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.  Miscellaneous

(a) No Right To Employment or Other Status.  No person will have any claim or right to be granted an Award, and the grant of an Award must not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan.  The Plan as restated will become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards will be granted under the Plan after the expiration of 10 years from the Amendment and Restatement Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment will become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment if required by Section 162(m) (including the vote required under Section 162(m)); and (ii) no amendment that would require stockholder approval under the rules of the New York Stock Exchange (“NYSE”) may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) will apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.

(e) Provisions for Foreign Participants.  The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance with Code Section 409A.  The Company will have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g) Governing Law.  The provisions of the Plan and all Awards made hereunder will be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Appendix B

ARBITRON INC.
EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated as of [          ], 2010 [Stockholder Approval Date])

1.  Purpose of Plan.

The purpose of the Arbitron Inc. Employee Stock Purchase Plan (the “Plan”) is to advance the interests of Arbitron Inc., a Delaware corporation formerly known as Ceridian Corporation (the “Company”), and its stockholders by providing employees of the Company and certain of its subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of common stock of the Company on favorable terms through payroll deductions. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and provisions of the Plan shall be construed consistent with such intention.

2.  Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1  “Agent” means the party or parties designated by the Company to provide Share Accounts and certain administrative services in connection with the Plan.

2.2  “Applicable Dollar Limitation” means the maximum amount that a Participant can accrue for purposes of purchases within any one calendar year as provided under Section 423(b)(8) of the Code (i.e., $25,000 as of May 25, 2010).

2.3  “Board” means the Board of Directors of the Company or any committee thereof to which the Board of Directors has delegated authority with respect to the Plan.

2.4  “Common Stock” means the common stock, par value $.50 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 11 of the Plan.

2.5  “Committee” means the Compensation and Human Resources Committee of the Board, or such successor committee that meets the criteria specified in Section 3.

2.6  “Contribution Account” means an account established for each Participant to which payroll deductions under the Plan are credited in accordance with Section 7.

2.7  “Designated Subsidiary” means a Subsidiary that has been designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.

2.8  “Employee” means any person, including an officer, who is employed on a full-time or part-time basis by a Participating Employer.

2.9  “Ending Date” means the last day of each Offering Period.

2.10  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11  “Fair Market Value” means, with respect to the Common Stock, as of any date:

(a) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(b) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(c) if the Common Stock is not publicly traded, the Committee will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including,

as it considers appropriate, relying on appraisals) in a manner consistent with the requirements of Section 423 of the Code.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the clauses above adjusted accordingly. The Committee can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 423 of the Code.

2.12  “Grant Date” means the first day of each Offering Period.

2.13  “Insider” means any Employee who is subject to Section 16 of the Exchange Act.

2.14  “Offering Period” means each three-month period beginning on March 16 and ending on June 15, or beginning on June 16 and ending on September 15, or beginning on September 16 and ending on December 15, or beginning on December 16 and ending on March 15.

2.15  “Participant” means an eligible Employee who elects to participate in the Plan in accordance with Section 6.

2.16  “Participating Employer” means the Company and any Designated Subsidiary that has elected to participate in the Plan.

2.17  “Share Account” means the brokerage account established by the Agent for each Participant to which shares of Common Stock purchased under the Plan are credited in accordance with Section 9. The Share Account will be established pursuant to a separate agreement between each Participant and the Agent.

2.18  “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

3.  Administration.

The Plan shall be administered by the Committee (or any successor thereto appointed by the Board consisting of not less than three members, all of whom must be members of the Board who are “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of the members, but action may be taken by the Committee without a meeting if unanimous written consent is given. In accordance with and subject to the provisions of the Plan, the Committee shall have authority to interpret the Plan, to make, amend and rescind rules and regulations regarding the Plan (including rules and regulations intended to insure that operation of the Plan complies with Section 16 of the Exchange Act), and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. To the extent consistent with corporate law, the Committee may delegate to any directors or officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Insiders. The Committee may request advice or assistance or retain the services of such other persons as are necessary for the proper administration of the Plan.

4.  Eligibility.

Any person who is (a) an Employee on the last day of the calendar month immediately preceding a Grant Date, (b) is not on long-term disability or unpaid leave status at that time, and (c) has reached the age of majority in the state or province in which he or she resides shall be eligible to participate in the Plan for the Offering Period beginning on such Grant Date, subject to the limitations imposed by Section 423(b) of the Code.

5.  Offering Periods.

Options to purchase shares of Common Stock shall be granted to Participants under the Plan through a series of consecutive Offering Periods. The first Offering Period under the Plan began on September 16, 1995. Offering Periods under the Plan shall continue until either (a) the Committee decides, in its sole discretion, to cancel future Offering Periods because the Common Stock remaining available under the Plan is insufficient to grant options to all eligible Employees, or (b) the Plan is terminated in accordance with Section 17 below. Notwithstanding the foregoing, and without limiting the authority of the Committee under Section 3, 11.2 and 17 of the Plan, the Committee, in its sole discretion, may (a) accelerate the Ending Date of the then current Offering Period and provide for the exercise of Options thereunder by Participants in accordance with Section 9 of the Plan, or (b) accelerate the Ending Date of the then current Offering Period and provide that all payroll deductions credited to the accounts of Participants will be paid to Participants as soon as practicable after such Ending Date and that all Options for such Offering Period will automatically be canceled and will no longer be exercisable.

6.  Participation.

Participation in the Plan is voluntary. An eligible Employee may become a Participant in the Plan by completing an enrollment form provided by the Company authorizing payroll deductions and the establishment of a Share Account, and filing the enrollment form with the Company’s Organization Effectiveness department not later than the last business day of the month immediately preceding the Grant Date of the first Offering Period in which the Participant wishes to participate. Any election to participate must be made in a manner that complies with the Company’s Insider Trading Policy.

7.  Payroll Deductions.

7.1  Each Employee electing to participate in the Plan shall designate on the enrollment form the amount of money which he or she wishes to have deducted from his or her paycheck each pay day to purchase Common Stock pursuant to the Plan. The aggregate amount of such payroll deductions shall not be less than $25.00 per month, and shall not be more than 85% of one quarter of the Applicable Dollar Limitation (currently, $5,312.50 (85% of $6,250)) per Offering Period, pro-rated equally over the number of pay days applicable to a Participant during each such Offering Period. Deductions for Plan purposes will not be withheld from compensation amounts, such as annual bonus or gain sharing payments, that are not part of a Participant’s normal and recurring compensation each payday.

7.2  Payroll deductions for a Participant shall commence on the first pay day on or after the Grant Date of the applicable Offering Period and shall continue until the termination date of the Plan, unless participation in the Plan is sooner terminated as provided in Section 10, the deduction amount is increased or decreased by the Participant as provided in Section 7.4, deductions are suspended as provided in Section 7.4 or the Offering Period is adjusted by the Committee as provided in Section 5. Except for a Participant’s rights to change the amount of, suspend or discontinue deductions pursuant to Sections 7.4 and 10, the same deduction amount shall be utilized for each pay day during subsequent Offering Periods, whether or not the Participant’s compensation level increases or decreases. If the pay period of any Participant changes, such as from weekly to semi-monthly, an appropriate adjustment shall be made to the deduction amount for each pay day corresponding to the new pay period, if necessary, so as to ensure the deduction of the proper amount as specified by the Participant in his or her enrollment form for that Offering Period.

7.3  All payroll deductions authorized by a Participant shall be credited to the Participant’s Contribution Account. A Participant may not make any separate cash payment or contribution to such Contribution Account. Contribution Accounts shall be solely for bookkeeping purposes, and no separate fund or trust shall be established for payroll deductions. Until utilized to purchase shares of Common Stock, funds from payroll deductions shall be held as part of the Participating Employers’ general assets, and the Participating Employers shall not be obligated to segregate such funds. No interest shall accrue on a Participant’s payroll deductions under the Plan.

7.4  No increases or decreases in the amount of payroll deductions for a Participant may be made during an Offering Period. A Participant may increase or decrease the amount of his or her payroll deductions under the Plan, or may suspend such payroll deductions, for subsequent Offering Periods by completing a change form and filing it with the Company’s Organization Effectiveness department not later than the last business day of the month immediately preceding the Grant Date for the Offering Period as of which such increase, decrease or suspension is to be effective. Any change to the payroll deductions must be made in a manner that complies with the Company’s Insider Trading Policy.

7.5  Payroll deductions which are authorized by Participants who are paid other than in U.S. currency shall be withheld in Contribution Accounts in the country in which such Participant is employed until exercise of an option granted hereunder. Upon exercise of the option granted to such Participant, the amount so withheld shall be converted into U.S. dollars on the basis of the rate of exchange, as published in the Wall Street Journal or provided by a generally recognized source, for such currency into U.S. dollars as of the business day immediately preceding the Ending Date for such Offering Period. The purchase price shall thereupon be paid to the Company in U.S. dollars following such conversion, the extent to which the Participant may exercise an option therefore being dependent, in part, upon the applicable rate of currency exchange. If, as a result of fluctuations in the exchange rate between the U.S. dollar and a foreign currency during an Offering Period, a Participant who is paid in such foreign currency has less than the minimum permitted amount deducted during an Offering Period, the amount deducted will, nevertheless, be used to purchase Common Stock in accordance with the Plan.

8.  Grant of Option.

8.1  Subject to Section 8.2, on each Grant Date, each eligible Employee who is then a Participant shall be granted (by operation of the Plan) an option to purchase the number of whole and fractional shares (computed to the fourth decimal place) of Common Stock equal to the lesser of (a) the amount determined by dividing the amount of payroll deductions credited to his or her Contribution Account during the Offering Period beginning on such Grant Date by the Purchase Price specified in the following sentence, or (b) the amount determined by dividing one quarter of the Applicable Dollar Limitation (currently $6,250) by the Fair Market Value of one share of Common Stock on the applicable Grant Date. The purchase price per share of such shares (the “Purchase Price”) shall be the lesser of (i) 85% of the Fair Market Value of one share of Common Stock on the applicable Grant Date, or (ii) 85% of the Fair Market Value of one share of Common Stock on the applicable Ending Date.

8.2  Despite any provisions of the Plan that may provide or suggest otherwise:

(a) no Employee shall be granted an option under the Plan to the extent that immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock that would in the aggregate represent 5% or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary;

(b) no Employee shall be granted an option under the Plan to the extent that the Employee’s rights to purchase shares of Common Stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries would accrue (i.e., become exercisable) at a rate that exceeds the Applicable Dollar Limitation of Fair Market Value of such shares of Common Stock (determined at the time such option is granted, which is the Grant Date) for each calendar year in which such option is outstanding at any time; or

(c) no Participant may purchase more than 6,000 shares of Common Stock under the Plan in any given Offering Period.

9.  Exercise of Option.

9.1  Unless a Participant withdraws from the Plan pursuant to Section 10, his or her option for the purchase of shares of Common Stock granted for an Offering Period will be exercised automatically and in full at the applicable Purchase Price as soon as practicable following the Ending Date of such Offering Period. If the full amount credited to a Participant’s Contribution Account during an Offering Period is not required to exercise such Participant’s option for that Offering Period in full (due to the applicability of clause (b) of

Section 8.1 and/or fluctuations in the exchange rate between the U.S. dollar and the foreign currency in which such Participant is paid), the amount not required to exercise such option shall promptly be refunded to the Participant following the Ending Date of such Offering Period.

9.2  No Participant (or any person claiming through such Participant) shall have any interest in any Common Stock subject to an option under the Plan until such option has been exercised and the shares of Common Stock purchased, at which point such Participant shall have all of the rights and privileges of a stockholder of the Company with respect to shares purchased under the Plan. During his or her lifetime, a Participant’s option to purchase shares of Common Stock under the Plan is exercisable only by the Participant.

9.3  Shares of Common Stock purchased pursuant to the exercise of options hereunder shall be held in Share Accounts maintained for and in the name of each Participant by the Agent, such Agent or its nominee to be the record holder of such shares for the benefit of the Participant. The Agent shall provide each Participant with a quarterly statement of his or her Share Account.

9.4  Dividends paid with respect to shares credited to each Share Account will be themselves credited to such Account and, if paid in cash, will automatically be reinvested in whole and fractional shares of Common Stock.

9.5  A Participant may request that the Agent cause a stock certificate representing some or all of the number of whole shares of Common Stock credited to the Participant’s Share Account be issued in the name of the Participant. The Agent shall cause such certificate to be issued as soon as practicable after its receipt of such request and the payment by the Participant of any applicable issuance fees. From and after the date of the issuance of any such certificate, the number of shares credited to the Participant’s Share Account shall be reduced by the number of shares represented by such certificate, and the Participant shall thereafter be the record holder of the shares represented by such certificate.

10.  Withdrawal; Termination of Employment.

10.1  A Participant may terminate his or her participation in the Plan and withdraw all, but not less than all, of the payroll deductions credited to his or her Contribution Account under the Plan at any time on or before the last business day of an Offering Period by giving written notice to the Company. The timing of any withdrawal must comply with the Company’s Insider Trading Policy. The notice shall (a) state that the Participant wishes to terminate participation in the Plan, (b) specify the withdrawal date, and (c) request the withdrawal of all of the Participant’s payroll deductions held under the Plan. All of the Participant’s payroll deductions credited to his or her Contribution Account will be paid to the Participant as soon as practicable after the withdrawal date specified in the notice of withdrawal (or, if no such date is specified, as soon as practicable after receipt of the notice of withdrawal), the Participant’s option for such Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering Period or for any subsequent Offering Period, except pursuant to a re-enrollment in the Plan as provided in Section 10.2.

10.2  If a Participant’s suspension of payroll deductions under the Plan pursuant to Section 7.4 continues for four consecutive Offering Periods, such suspension shall be deemed an election by the Participant to terminate his or her participation in the Plan, and such termination shall be effective as of the Ending Date of the fourth consecutive Offering Period during which no payroll deductions occurred. If, for any reason, a Participant’s net pay after withholding taxes and other applicable deductions not related to the Plan (such as for health and welfare benefits) each pay day becomes less than the amount the Participant has designated be deducted each pay day for contribution to the Plan, such occurrence shall be deemed an election by the Participant to terminate his or her participation in the Plan, and such termination shall be effective immediately. Following such termination, all of the Participant’s payroll deductions credited to his or her Contribution Account will be paid to the Participant as soon as practicable, the Participant’s option for such Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering Period or for any subsequent Offering Period, except pursuant to a re-enrollment in the Plan as provided in Section 10.4.

10.3  Upon termination of a Participant’s employment with all Participating Employers for any reason, including retirement or death, his or her participation in the Plan will automatically cease and the payroll deductions accumulated in his or her Contribution Account will be returned to the Participant as soon as practicable after such employment termination or, in the case of death, to the person or persons entitled thereto under Section 12 below, and the Participant’s option for the current Offering Period will be automatically canceled. For purposes of the Plan, the termination date of employment shall be the Participant’s last date of actual employment and shall not include any period during which such Participant receives any severance payments. A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or leave of absence approved by the Participating Employer, shall not be deemed a termination of employment under this Section 10.3.

10.4  A Participant’s termination of participation in the Plan pursuant to Section 10.1 or 10.2 will not have any effect upon his or her eligibility to participate in a subsequent Offering Period by completing and filing a new enrollment form in accordance with Section 6 or in any similar plan that may hereafter be adopted by the Company.

11.  Stock Subject to the Plan.

11.1  The maximum number of shares of Common Stock that shall be reserved for sale under the Plan shall be 1,100,000 shares, subject to adjustment as provided in Sections 11.2 and 11.3. The shares to be sold to Participants under the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares of Common Stock that would otherwise be subject to options granted pursuant to Section 8 on any Ending Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for issuance in as uniform and equitable a manner as is practicable, as determined in the Committee’s sole discretion. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant’s Contribution Account as soon as practicable after the Ending Date of such Offering Period.

11.2  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to each outstanding option, and (b) the Purchase Price of outstanding options.

11.3  Subject to the following provisions of this Section 11.3, if the Company is the surviving corporation in any reorganization, merger or consolidation with or involving one or more other corporations, each outstanding option under the Plan shall apply to the amount and kind of securities to which a holder of the number of shares of Common Stock subject to such option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price. If there is a (a) dissolution or liquidation of the Company, (b) merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, (c) sale of all or substantially all of the assets of the Company to another person or entity, or (d) transaction (including a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 50% of the combined voting power of all classes of stock of the Company, then the Plan and all options outstanding thereunder shall terminate, except as provided in the following sentence. If provision is made in writing in connection with such transaction for the continuation of the Plan and either the assumption of the options theretofore granted or the substitution for such options of new options covering the stock of a successor corporation (or a parent or subsidiary thereof), in either case with appropriate adjustments as to the number and kinds of shares and exercise prices, then the Plan shall continue in the manner and under the terms provided. If the Plan is terminated as provided in this Section 11.3, the current Offering Period shall be deemed to have ended as of a date selected by the Committee prior to such termination, and the options of each Participant then outstanding shall be deemed to have been automatically exercised in accordance with Section 9.1 on such last trading day. The Committee shall cause written notice to be sent of an event that will result in such a termination to all Participants not later than the time the Company gives notice thereof to its stockholders. Adjustments under this Section 11.3 shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

12.  Designation of Beneficiary.

12.1  A Participant may file a written designation of a beneficiary who is to receive a cash refund of the amount, if any, from the Participant’s Contribution Account under the Plan in the event of such Participant’s death at a time when cash is held for his or her account. Disposition of shares of Common Stock in a Participant’s Share Account upon the Participant’s death shall be in accordance with the agreement governing the Share Account.

12.2  A designation of beneficiary pursuant to Section 12.1 may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant; or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company in its discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the Participant; or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13.  No Right to Employment.

Nothing in the Plan will interfere with or limit in any way the right of the Company or any Participating Employer to terminate the employment of any Employee or Participant at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any Participating Employer.

14.  Rights As a Stockholder.

As a holder of an Option under the Plan, a Participant will have no rights as a stockholder unless and until such Option is exercised and the Participant becomes the holder of record of shares of Common Stock. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its sole discretion.

15.  Transferability.

Neither payroll deductions credited to a Participant’s Contribution Account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16.  No Right to Employment.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

17.  Amendment or Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 423 of the Code or the rules of any stock exchange or similar regulatory body. Upon termination of the Plan, the Committee, in its sole discretion, may take any of the actions described in Section 5 of the Plan.

18.  Notices.

All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received by the Company’s Organization Effectiveness department or by any other person designated by the Company for the receipt of such notices or other communications, in the form and at the location specified by the Company.

19.  Effective Date of Plan.

The Plan was originally effective on June 29, 1995, subject to stockholder approval, which was obtained on May 8, 1996. The Plan has been subsequently amended. This 2010 amendment and restatement will be effective only on and after stockholder approval.

20.  Miscellaneous.

The headings to sections of the Plan have been included for convenience of reference only. The Plan shall be interpreted and construed in accordance with the laws of the State of Delaware. References in the Plan to “$” or “dollars” shall be deemed to refer to United States dollars unless the context clearly indicates otherwise.

ARBITRON INC. 9705 PATUXENT WOODS DR. COLUMBIA, MD 21046 ATTN: KENNETH PAQUIN 8 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. — COMMON THE COMPANY NAME INC. — CLASS A THE COMPANY NAME INC. — CLASS B THE COMPANY NAME INC. — CLASS C THE COMPANY NAME INC. — CLASS D THE COMPANY NAME INC. — CLASS E THE COMPANY NAME INC. — CLASS F THE COMPANY NAME INC. — 401 K CONTROL # 000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For All Withhold All For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1. Election of Directors
Nominees
01 Shellye L. Archambeau 02 David W. Devonshire 03 John A. Dimling 04 Philip Guarascio 05 William T. Kerr
06 Larry E. Kittelberger 07 Luis G. Nogales 08 Richard A. Post The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain
2. To approve an amendment to and restatement of the Company’s 2008 Equity Compensation Plan to, among other things, increase the authorized number of shares issuable thereunder by 2,200,000.
3. To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares available in that plan by 250,000.
4. To ratify the selection by the Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Investor Address Line 1 Investor Address Line 2
Investor Address Line 3 Investor Address Line 4
Investor Address Line 5 John Sample
1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE #
00000624361 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .
ARBITRON INC.
This proxy is solicited by the board of directors
Annual meeting of Stockholders
5/25/2010 09:00:00 The undersigned hereby appoints Sean R. Creamer and Timothy T. Smith and either of them, as the proxies of the undersigned, with full power of substitution in each, to vote at the annual meeting of stockholders to be held on May 25, 2010, and at any adjournment or postponement thereof all of the undersigned’s shares of common stock of Arbitron Inc. held of record on April 1, 2010, in the manner indicated on the reverse side hereof hereof. The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Continued and to be signed on reverse side
00000624362 R2.09.05.010